Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Physicians Realty Trust

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Physicians Realty Trust (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes and financial statement schedules included in the Index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 24, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of net real estate property for impairment

Description of the Matter

As of December 31, 2022, the Company’s consolidated balance sheet included net real estate property of $4.5 billion. As described in Note 2 to the consolidated financial statements, the Company periodically evaluates its long-lived assets, primarily consisting of investments in real estate, for impairment whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. If indicators of impairment are present, the Company evaluates the carrying value of the related long-lived assets in relation to its expected undiscounted future cash flows. The Company adjusts the net book value of long-lived assets to fair value if the sum of the expected future undiscounted cash flows is less than book value.

Auditing management’s long-lived assets impairment analysis was complex and involved a high degree of subjectivity due to the significant estimation required to determine the estimated undiscounted future cash flows of long-lived assets. In particular, the future cash flow estimates were sensitive to significant assumptions such as future rental revenues, operating expenses, occupancy, and capitalization rates which are affected by expectations about future market or economic conditions, as well as management’s intent to hold and operate the property over the term and in the manner assumed in the analysis.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the Company’s long-lived assets impairment review process, including controls over management’s review of the significant assumptions described above.

To test the Company’s evaluation of long-lived assets for impairment, we performed audit procedures that included, among others, assessing the methodologies used, evaluating the significant assumptions discussed above, and testing the completeness and accuracy of the underlying data used by the Company in its analysis. We compared the significant assumptions used by management to current market data and performed sensitivity analyses of the significant assumptions discussed above. The evaluation of the Company’s methodology and significant assumptions was performed with the assistance of our valuation specialists.

/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2014.
Milwaukee, Wisconsin
February 24, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Physicians Realty Trust

Opinion on Internal Control over Financial Reporting

We have audited Physicians Realty Trust’s internal control over financial reporting as of December 31, 2022, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, Physicians Realty Trust (the Company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2022, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of Physicians Realty Trust at December 31, 2022 and 2021, the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes and financial statement schedules included in the Index and our report dated February 24, 2023 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 24, 2023

Physicians Realty Trust

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2022	2021
ASSETS
Investment properties:
Land and improvements	$241,559	$235,453
Building and improvements	4,674,011	4,612,561
Tenant improvements	92,906	86,018
Acquired lease intangibles	505,335	498,221
	5,513,811	5,432,253
Accumulated depreciation	(996,888)	(821,036)
Net real estate property	4,516,923	4,611,217
Real estate held for sale	—	1,964
Right-of-use lease assets, net	231,225	235,483
Real estate loans receivable, net	104,973	117,844
Investments in unconsolidated entities	77,716	69,793
Net real estate investments	4,930,837	5,036,301
Cash and cash equivalents	7,730	9,876
Tenant receivables, net	11,503	4,948
Other assets	146,807	131,584
Total assets	$5,096,877	$5,182,709
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$188,328	$267,641
Notes payable	1,465,437	1,464,008
Mortgage debt	164,352	180,269
Accounts payable	4,391	6,651
Dividends and distributions payable	60,148	57,246
Accrued expenses and other liabilities	87,720	86,254
Lease liabilities	105,011	104,957
Acquired lease intangibles, net	24,381	21,569
Total liabilities	2,099,768	2,188,595

Redeemable noncontrolling interests - partially owned properties	3,258	7,081

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 233,292,030 and 224,678,116 common shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2,333	2,247
Additional paid-in capital	3,743,876	3,610,954
Accumulated deficit	(881,672)	(776,001)
Accumulated other comprehensive income (loss)	5,183	(892)
Total shareholders’ equity	2,869,720	2,836,308
Noncontrolling interests:
Operating Partnership	123,015	150,241
Partially owned properties	1,116	484
Total noncontrolling interests	124,131	150,725
Total equity	2,993,851	2,987,033
Total liabilities and equity	$5,096,877	$5,182,709

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Income

(In thousands, except share and per share data)

	December 31,
	2022	2021	2020
Revenues:
Rental and related revenues	$515,373	$440,198	$421,134
Interest income on real estate loans and other	11,262	17,501	16,371
Total revenues	526,635	457,699	437,505
Expenses:
Interest expense	72,234	60,136	57,179
General and administrative	40,209	37,757	33,763
Operating expenses	171,100	137,408	128,198
Depreciation and amortization	189,641	157,870	149,590
Impairment loss	—	340	4,872
Total expenses	473,184	393,511	373,602
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	53,451	64,188	63,903
Equity in loss of unconsolidated entities	(790)	(1,570)	(1,257)
Gain on sale of investment properties, net	57,375	24,165	5,842
Net income	110,036	86,783	68,488
Net income attributable to noncontrolling interests:
Operating Partnership	(5,240)	(2,211)	(1,797)
Partially owned properties (1)	(430)	(607)	(574)
Net income attributable to controlling interest	104,366	83,965	66,117
Preferred distributions	—	(13)	(1,241)
Net income attributable to common shareholders	$104,366	$83,952	$64,876
Net income per share:
Basic	$0.46	$0.39	$0.32
Diluted	$0.46	$0.39	$0.32
Weighted average common shares:
Basic	226,598,474	216,135,385	204,243,768
Diluted	239,610,285	223,060,556	211,145,917
Dividends and distributions declared per common share	$0.92	$0.92	$0.92

(1)   Includes amounts attributable to redeemable noncontrolling interests.

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Comprehensive Income

(In thousands)

	December 31,
	2022	2021	2020
Net income	$110,036	$86,783	$68,488
Other comprehensive income (loss):
Change in fair value of interest rate swap agreements, net	6,075	1,672	(10,180)
Reclassification of accumulated losses on interest rate swap to earnings	—	3,295	—
Total other comprehensive income (loss)	6,075	4,967	(10,180)
Comprehensive income	116,111	91,750	58,308
Comprehensive income attributable to noncontrolling interests - Operating Partnership	(5,490)	(2,461)	(1,522)
Comprehensive income attributable to noncontrolling interests - partially owned properties	(430)	(607)	(574)
Comprehensive income attributable to common shareholders	$110,191	$88,682	$56,212

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Equity

(In thousands)

	Par Value	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Shareholders’ Equity	Operating Partnership Noncontrolling interest	Partially Owned Properties Noncontrolling Interest	Total Noncontrolling Interests	Total Equity
Balance at January 1, 2020	$1,900	$2,931,921	$(529,194)	$4,321	$2,408,948	$71,697	$339	$72,036	$2,480,984
Cumulative effect of changes in accounting standards	—	(147)	—	—	(147)	—	—	—	(147)
Net proceeds from sale of common shares	194	364,194	—	—	364,388	—	—	—	364,388
Restricted share award grants, net	2	9,510	(1,783)	—	7,729	—	—	—	7,729
Purchase of OP Units	—	—	—	—	—	(515)	—	(515)	(515)
Conversion of OP Units	—	41	—	—	41	(41)	—	(41)	—
Dividends/distributions declared	—	—	(190,751)	—	(190,751)	(5,123)	—	(5,123)	(195,874)
Preferred distributions	—	—	(1,241)	—	(1,241)	—	—	—	(1,241)
Issuance of OP Units in connection with acquisitions	—	—	—	—	—	3,067	—	3,067	3,067
Distributions	—	—	—	—	—	—	(210)	(210)	(210)
Change in market value of Redeemable Noncontrolling Interests	—	132	(1,319)	—	(1,187)	—	—	—	(1,187)
Change in fair value of interest rate swap agreements	—	—	—	(10,180)	(10,180)	—	—	—	(10,180)
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	(2,420)	—	—	(2,420)	2,420	—	2,420	—
Net income	—	—	66,117	—	66,117	1,797	274	2,071	68,188
Balance at December 31, 2020	2,096	3,303,231	(658,171)	(5,859)	2,641,297	73,302	403	73,705	2,715,002
Net proceeds from sale of common shares	147	267,979	—	—	268,126	—	—	—	268,126
Restricted share award grants, net	4	10,722	(1,312)	—	9,414	—	—	—	9,414
Purchase of OP Units	—	—	—	—	—	(6,237)	—	(6,237)	(6,237)
Dividends/distributions declared	—	—	(200,926)	—	(200,926)	(6,457)	—	(6,457)	(207,383)
Preferred distributions	—	—	(13)	—	(13)	—	—	—	(13)
Issuance of OP Units in connection with acquisitions	—	—	—	—	—	116,467	—	116,467	116,467
Distributions	—	—	—	—	—	—	(224)	(224)	(224)
Change in market value of Redeemable Noncontrolling Interests	—	(23)	456	—	433	—	—	—	433
Derecognition of cash flow hedge	—	—	—	3,295	3,295	—	—	—	3,295
Change in fair value of interest rate swap agreements	—	—	—	1,672	1,672	—	—	—	1,672
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	29,045	—	—	29,045	(29,045)	—	(29,045)	—
Net income	—	—	83,965	—	83,965	2,211	305	2,516	86,481
Balance as of December 31, 2021	2,247	3,610,954	(776,001)	(892)	2,836,308	150,241	484	150,725	2,987,033
Net proceeds from sale of common shares	67	105,952	—	—	106,019	—	—	—	106,019
Restricted share award grants, net	4	11,277	(2,468)	—	8,813	—	—	—	8,813
Purchase of OP Units	—	—	—	—	—	(6,741)	—	(6,741)	(6,741)
Conversion of OP Units	15	23,073	—	—	23,088	(23,088)	—	(23,088)	—
Dividends/distributions declared	—	—	(210,326)	—	(210,326)	(10,017)	—	(10,017)	(220,343)
Contributions	—	—	—	—	—	—	569	569	569
Distributions	—	—	—	—	—	—	(238)	(238)	(238)
Change in market value of Redeemable Noncontrolling Interest in partially owned properties	—	—	2,757	—	2,757	—	—	—	2,757
Change in fair value of interest rate swap agreement	—	—	—	6,075	6,075	—	—	—	6,075
Adjustment for Noncontrolling Interests ownership in Operating Partnership	—	(7,380)	—	—	(7,380)	7,380	—	7,380	—
Net income	—	—	104,366	—	104,366	5,240	301	5,541	109,907
Balance as of December 31, 2022	$2,333	$3,743,876	$(881,672)	$5,183	$2,869,720	$123,015	$1,116	$124,131	$2,993,851

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash Flows from Operating Activities:
Net income	$110,036	$86,783	$68,488
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	189,641	157,870	149,590
Amortization of deferred financing costs	2,314	2,325	2,372
Amortization of lease inducements and above/below-market lease intangibles	5,834	4,678	4,680
Straight-line rental (revenue) expense, net	(6,847)	(8,671)	(12,395)
Amortization of discount on unsecured senior notes	1,064	737	629
Amortization of above market assumed debt	(10)	(62)	(62)
Derecognition of cash flow hedge	—	3,295	—
Loss on extinguishment of deferred financing costs	—	730	—
Gain on sale of investment properties, net	(57,375)	(24,165)	(5,842)
Equity in loss of unconsolidated entities	790	1,570	1,257
Distributions from unconsolidated entities	7,874	6,928	5,515
Change in fair value of derivatives	—	—	15
Provision for bad debts	180	(90)	513
Non-cash share compensation	15,672	15,032	12,486
Net change in fair value of contingent consideration	—	—	(715)
Impairment on investment properties	—	340	4,872
Change in operating assets and liabilities:
Tenant receivables	(7,652)	(2,863)	(1,404)
Other assets	(2,317)	3,404	(7,380)
Accounts payable	(2,260)	(356)	659
Accrued expenses and other liabilities	1,456	(711)	9,840
Net cash provided by operating activities	258,400	246,774	233,118
Cash Flows from Investing Activities:
Proceeds on sale of investment properties	123,179	92,711	20,269
Acquisition of investment properties, net	(112,455)	(718,179)	(73,040)
Investment in unconsolidated entities	(13,587)	(9,069)	(18,390)
Capital expenditures on investment properties	(39,869)	(32,566)	(33,887)
Issuances of real estate loans receivable	(30,611)	(16,213)	(115,220)
Repayments of real estate loans receivable	38,994	84,874	21,194
Leasing commissions	(3,623)	(3,997)	(2,660)
Lease inducements	(500)	—	—
Net cash used in investing activities	(38,472)	(602,439)	(201,734)
Cash Flows from Financing Activities:
Net proceeds from sale of common shares	106,019	268,126	364,388
Proceeds from credit facility borrowings	294,000	710,541	364,000
Repayments on credit facility borrowings	(375,000)	(852,541)	(537,000)
Proceeds from issuance of mortgage debt	—	136,050	—
Proceeds from issuance of senior unsecured notes	—	495,695	—
Principal payments on mortgage debt	(16,094)	(13,027)	(25,477)
Debt issuance costs	(74)	(7,380)	(63)
Payments made on financing leases	—	(8,300)	—
Dividends paid - shareholders	(209,417)	(198,541)	(186,721)
Distributions to noncontrolling interests - Operating Partnership	(10,493)	(5,024)	(5,092)
Preferred distributions paid - OP Unit holders	—	(303)	(1,268)
Contributions to noncontrolling interests	569	—	—
Distributions to noncontrolling interests - partially owned properties	(588)	(648)	(628)
Payments of employee taxes for withheld stock-based compensation shares	(4,255)	(4,183)	(2,848)
Purchases of Series A Preferred Units	—	(151,202)	—
Purchases of OP Units	(6,741)	(6,237)	(515)
Net cash (used in) provided by financing activities	(222,074)	363,026	(31,224)
Net (decrease) increase in cash and cash equivalents	(2,146)	7,361	160
Cash and cash equivalents, beginning of year	9,876	2,515	2,355
Cash and cash equivalents, end of year	$7,730	$9,876	$2,515
Supplemental disclosure of cash flow information - interest paid during the year	$70,207	$50,814	$54,813
Supplemental disclosure of noncash activity—settlement of note receivable in exchange for Series A Preferred Units	$—	$20,646	$—
Supplemental disclosure of noncash activity - change in fair value of interest rate swap agreements	$6,075	$1,672	$(10,180)
Supplemental disclosure of noncash activity - issuance of OP Units and Series A Preferred Units in connection with acquisitions	$—	$263,008	$3,067
Supplemental disclosure of noncash activity—Conversion of loan receivable in connection to the acquisition of investment property	$5,700	$15,500	$—

The accompanying notes are an integral part of these consolidated financial statements.

Physicians Realty Trust

Notes to Consolidated Financial Statements

Unless otherwise indicated or unless the context requires otherwise the use of the words “we,” “us,” “our,” and the “Company,” refer to Physicians Realty Trust, together with its consolidated subsidiaries, including Physicians Realty L.P.

Note 1. Organization and Business

The Trust was organized in the state of Maryland on April 9, 2013. As of December 31, 2022, the Trust was authorized to issue up to 500,000,000 common shares of beneficial interest, par value $0.01 per share. The Trust filed a Registration Statement on Form S-11 with the Securities and Exchange Commission (the “Commission”) with respect to a proposed underwritten initial public offering (the “IPO”) and completed the IPO of its common shares and commenced operations on July 24, 2013.

The Trust contributed the net proceeds from the IPO to the Operating Partnership. The Trust and the Operating Partnership are managed and operated as one entity, and the Trust has no significant assets other than its investment in the Operating Partnership. The Trust’s operations are conducted through the Operating Partnership and wholly-owned and majority-owned subsidiaries of the Operating Partnership. The Trust, as the general partner of the Operating Partnership, controls the Operating Partnership and consolidates the assets, liabilities, and results of operations of the Operating Partnership. Therefore, the assets and liabilities of the Trust and the Operating Partnership are the same.

The Trust is a self-managed REIT formed primarily to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems.

ATM Programs

In November 2019, the Trust and the Operating Partnership entered into separate At Market Issuance Sales Agreements (the “2019 Sales Agreements”) with each of KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc., and Stifel, Nicolaus & Company, Incorporated, in their capacity as agents and as forward sellers (the “2019 Agents”), pursuant to which the Trust may issue and sell, from time to time, its common shares having an aggregate offering price of up to $500 million, through the 2019 Agents (the “2019 ATM Program”). The 2019 Sales Agreements contemplate that, in addition to the issuance and sale of the Trust’s common shares through the 2019 Agents, the Trust may also enter into one or more forward sales agreements from time to time in the future with each of KeyBanc Capital Markets, Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., Raymond James & Associates, Inc., and Stifel, Nicolaus & Company, Incorporated, or one of their respective affiliates.

In May 2021, the Trust and the Operating Partnership entered into an At Market Issuance Sales Agreement (the “2021 Sales Agreement”) with KeyBanc Capital Markets Inc., Credit Agricole Securities (USA) Inc., BMO Capital Markets Corp., and Raymond James & Associates, Inc. in their capacity as agents for the Company and/or forward sellers and Stifel, Nicolaus & Company, Incorporated in its capacity as sales agent for the Company (collectively, the “2021 Agents”) and Bank of Montreal, Credit Agricole Corporate and Investments Bank, KeyBanc Capital Markets Inc., and Raymond James & Associates, Inc. as forward purchasers for the Company (the “Forward Purchasers”), pursuant to which the Trust may issue and sell, from time to time, its common shares having an aggregate offering price of up to $500 million through the 2021 Agents (the “2021 ATM Program” and, together with the 2019 ATM Program the “ATM Programs”). The 2021 Sales Agreement contemplates that, in addition to the issuance and sale of the Trust’s common shares through the 2021 Agents, the Trust may also enter into one or more forward sales agreements from time to time in the future with each of the Forward Purchasers. Upon entry into the 2021 Sales Agreement, the Trust terminated the 2019 ATM Program.

During 2022 and 2021, the Trust’s issuance and sale of common shares pursuant to the ATM Programs was as follows (in thousands, except common shares and price):

	2022			2021
	Common shares sold	Weighted average price	Net proceeds	Common shares sold	Weighted average price	Net proceeds
Quarterly period ended March 31	259,977	$18.93	$4,871	2,887,296	$18.32	$52,358
Quarterly period ended June 30	977,800	18.61	18,020	4,532,343	18.39	82,519
Quarterly period ended September 30	440,400	18.15	7,913	—	—	—
Quarterly period ended December 31	5,000,000	15.00	74,250	7,236,439	18.54	132,824
Year ended December 31	6,678,177	$15.89	$105,054	14,656,078	$18.45	$267,701

As of February 14, 2023, the Trust had $158.6 million remaining available under the 2021 ATM Program.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

GAAP requires identification of entities for which control is achieved through means other than voting rights and to determine which business enterprise is the primary beneficiary of variable interest entities (“VIEs”). ASC 810 broadly defines a VIE as an entity in which either (i) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of such entity that most significantly impact such entity’s economic performance or (ii) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to the entity. The Company consolidates its investment in a VIE when it determines that it is the VIE’s primary beneficiary. The Company may change its original assessment of a VIE upon subsequent events such as the modification of contractual arrangements that affect the characteristics or adequacy of the entity’s equity investments at risk and the disposition of all or a portion of an interest held by the primary beneficiary. The Company performs this analysis on an ongoing basis.

For property holding entities not determined to be VIEs, the Company consolidates such entities in which the Operating Partnership owns 100% of the equity or has a controlling financial interest evidenced by ownership of a majority voting interest. All intercompany balances and transactions are eliminated in consolidation.

Noncontrolling Interests

The Company presents the portion of any equity it does not own in entities that it controls (and thus consolidates) as noncontrolling interests and classifies such interests as a component of consolidated equity, separate from the Company’s total shareholders’ equity, on the consolidated balance sheets.

Operating Partnership: Noncontrolling interests in the Company include OP Units held by other investors. Net income or loss is allocated to noncontrolling interests (limited partners) based on their respective ownership percentage of the Operating Partnership. The ownership percentage is calculated by dividing the number of OP Units held by the noncontrolling interests by the total OP Units held by the noncontrolling interests and the Trust. Issuance of additional common shares and OP Units changes the ownership interests of both the noncontrolling interests and the Trust. Such transactions and the related proceeds are treated as capital transactions.

During the year ended December 31, 2021, the Operating Partnership issued 6,561,521 OP Units valued at approximately $116.5 million on the date of issuance to partially fund the acquisition of a portfolio. The portfolio had a total aggregate purchase price of approximately $750.0 million.

As of December 31, 2022 and 2021, the Trust held a 95.9% and 95.0% interest in the Operating Partnership, respectively. As the sole general partner and the majority interest holder, the Trust consolidates the financial position and results of operations of the Operating Partnership.

Holders of OP Units may not transfer their units without the Trust’s prior written consent, as general partner of the Operating Partnership. Beginning on the first anniversary of the issuance of OP Units to the respective holders, OP Unit holders may tender their units for redemption by the Operating Partnership in exchange for cash equal to the market price of the Trust’s common shares at the time of redemption or for unregistered common shares on a one-for-one basis. Such selection to pay cash or issue common shares to satisfy an OP Unit holder’s redemption request is solely within the control of the Trust. Accordingly, the Trust presents the OP Units of the Operating Partnership held by investors other than the Trust as noncontrolling interests within equity in the consolidated balance sheets.

Partially Owned Properties: The Trust reflects noncontrolling interests in partially owned properties on the consolidated balance sheets for the portion of consolidated properties that are not wholly owned by the Company. The earnings or losses from those properties attributable to the noncontrolling interests are reflected as noncontrolling interests in partially owned properties in the consolidated statements of income.

Redeemable Noncontrolling Interests - Partially Owned Properties

In connection with the Company’s acquisitions of the medical office building, ambulatory surgery center, and hospital located on the Great Falls Hospital campus in Great Falls, Montana, physicians affiliated with the sellers retained non-controlling interests which were, at the holders’ option, able to be redeemed at any time after May 1, 2023. Due to the redemption provision, which was outside of the control of the Trust, the Trust classified the investment in the mezzanine section of its consolidated balance sheets. On July 14, 2022, the Company disposed of these three properties and removed the related redeemable noncontrolling interest from its consolidated balance sheets.

Through a consolidated joint venture with MedProperties Realty Advisors, LLC (“MedProperties”), the Company acquired Calko Medical Center in Brooklyn, New York. As part of the joint venture, MedProperties can redeem its interest, at their option, at any time after September 9, 2025. Due to the redemption provision, which is outside of the control of the Company, the Company classifies the noncontrolling interests in the mezzanine section of its consolidated balance sheets. The Company records the carrying amount of the redeemable noncontrolling interests at the greater of the carrying value or redemption value.

Dividends and Distributions

Dividends and distributions for the years ended December 31, 2022, 2021, and 2020 are as follows:

Declaration Date	Record Date	Payment Date	Cash Dividend per Share/Unit
December 22, 2022	January 4, 2023	January 18, 2023	$0.23
September 23, 2022	October 4, 2022	October 14, 2022	$0.23
June 17, 2022	July 5, 2022	July 19, 2022	$0.23
March 18, 2022	March 31, 2022	April 14, 2022	$0.23
December 22, 2021	January 4, 2022	January 18, 2022	$0.23
September 22, 2021	October 4, 2021	October 15, 2021	$0.23
June 18, 2021	July 2, 2021	July 16, 2021	$0.23
March 19, 2021	April 2, 2021	April 16, 2021	$0.23
December 18, 2020	January 5, 2021	January 20, 2021	$0.23
September 21, 2020	October 2, 2020	October 16, 2020	$0.23
June 18, 2020	July 2, 2020	July 17, 2020	$0.23
March 19, 2020	April 2, 2020	April 16, 2020	$0.23

The Company’s shareholders are entitled to reinvest all or a portion of any cash distribution on their shares of the Company’s common stock by participating in the DRIP, subject to the terms of the plan.

Tax Status of Dividends and Distributions

The Company’s distributions of current and accumulated earnings and profits for U.S. federal income tax purposes generally are taxable to shareholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholders’ basis in the shares to the extent thereof (non-dividend distributions) and thereafter as taxable gain.

Any cash distributions received by an OP Unit holder in respect of its OP Units generally will not be taxable to such OP Unit holder for U.S. federal income tax purposes, to the extent that such distribution does not exceed the OP Unit holder’s basis in its OP Units. Any such distribution will instead reduce the OP Unit holder’s basis in its OP Units (and OP Unit holders will be subject to tax on the taxable income allocated to them by the Operating Partnership in respect of their OP Units when such income is earned by the Operating Partnership, with such income allocation increasing the OP Unit holders’ basis in their OP Units).

The following table sets forth the federal income tax status of distributions per common share and OP Unit for the periods presented:

		Year Ended December 31,
		2022	2021	2020
Per common share and OP Unit:
Ordinary dividends		$—	$—	$—
Section 199A Qualified REIT Dividend		0.4724	0.4856	0.4798
Qualified dividends		—	—	—
Long-term capital gain	(1)	0.1999	—	—
Unrecaptured Section 1250 gain		0.0544	—	—
Non-dividend distributions		0.1933	0.4344	0.4402
Total		$0.9200	$0.9200	$0.9200

(1)	For distributions classified as Long-Term Capital Gain, the One Year Amounts Disclosure is $0, the Three Year Amounts Disclosure is $0, and $0.1999 is Section 1231 gain for purposes of Internal Revenue Code Section 1061.

Purchases of Investment Properties

With the adoption of ASU 2017-01 in January 2018, the Company’s acquisitions of investment properties and the majority of its future investments will be accounted for as asset acquisitions and will result in the capitalization of acquisition costs. The purchase price, inclusive of acquisition costs, will be allocated to tangible and intangible assets and liabilities based on their relative fair values. Tangible assets primarily consist of land, buildings, and improvements. Intangible assets primarily consist of above-market or below-market leases, in-place leases, above-market or below-market debt assumed, right-of-use assets, and lease liabilities. Any future contingent consideration will be recorded when the contingency is resolved. The determination of the fair value requires the Company to make certain estimates and assumptions.

The determination of fair value involves the use of significant judgment and estimation. The Company makes estimates of the fair value of the tangible and intangible acquired assets and assumed liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence and generally includes the assistance of a third party appraiser. The Company estimates the fair value of an acquired asset on an “as-if-vacant” basis and its value is depreciated in equal amounts over the course of its estimated remaining useful life. The Company determines the allocated value of other fixed assets, such as site improvements, based upon the replacement cost and depreciates such value over the assets’ estimated remaining useful lives as determined at the applicable acquisition date. The fair value of land is determined either by considering the sales prices of similar properties in recent transactions or based on an internal analysis of recently acquired and existing comparable properties within the Company’s portfolio.

The value of above-market or below-market leases is estimated based on the present value (using a discount rate which reflected the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management’s estimate of market lease rates measured over a period equal to the estimated remaining term of the lease. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases plus the term of any renewal options that the lessee would be economically compelled to exercise.

In determining the value of in-place leases, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, legal, and other related costs based on current market demand. The values assigned to in-place leases are amortized to amortization expense over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off, net of any required lease termination payments.

The Company calculates the fair value of any long-term debt assumed by discounting the remaining contractual cash flows on each instrument at the current market rate for those borrowings, which the Company approximates based on the rate it would expect to incur on a replacement instrument on the date of acquisition, and recognizes any fair value adjustments related to long-term debt as effective yield adjustments over the remaining term of the instrument.

Based on these estimates, the Company recognizes the acquired assets and assumed liabilities based on their estimated fair values, which are generally determined using Level 3 inputs, such as market rental rates, capitalization rates, discount rates, or other available market data.

Impairment of Intangible and Long-Lived Assets

The Company periodically evaluates its long-lived assets, primarily consisting of investments in real estate, for impairment indicators or whenever events or changes in circumstances indicate that the recorded amount of an asset may not be fully recoverable. If indicators of impairment are present, the Company evaluates the carrying value of the related real estate properties in relation to the undiscounted expected future cash flows of the underlying operations. In performing this evaluation, management considers market conditions and current intentions with respect to holding or disposing of the real estate property. The evaluation of anticipated cash flows is subjective and is based on assumptions regarding future occupancy, lease rates, and cap rates that could differ materially from actual results. The Company adjusts the net book value of real estate properties to fair value if the sum of the expected future undiscounted cash flows, including sales proceeds, is less than book value. The Company recognizes an impairment loss at the time it makes any such determination. If the Company determines that an asset is impaired, the impairment to be recognized is measured as the amount by which the recorded amount of the asset exceeds its fair value. Fair value is typically determined using a discounted future cash flow analysis or other acceptable valuation techniques which are based, in turn, upon Level 3 inputs, such as revenue and expense growth rates, capitalization rates, discount rates, or other available market data. With the adoption of ASC 842, on January 1, 2019, the Company periodically evaluates the right-of-use assets for impairment as detailed above.

The Company did not record an impairment charge for the year ended December 31, 2022. The Company recorded an impairment charge of $0.3 million on one medical office building in Traverse City, Michigan during the year ended December 31, 2021 and an impairment charge of $4.9 million on one medical office building in Grand Rapids, Michigan during the year ended December 31, 2020.

Assets Held for Sale and Discontinued Operations

The Company may sell properties from time to time for various reasons, including favorable market conditions. The Company classifies certain long-lived assets as held for sale once the criteria, as defined by GAAP, has been met. The Company classifies a real estate property, or portfolio, as held for sale when: (i) management has approved the disposal, (ii) the property is available for sale in its present condition, (iii) an active program to locate a buyer has been initiated, (iv) it is probable that the property will be disposed of within one year, (v) the property is being marketed at a reasonable price relative to its fair value, and (vi) it is unlikely that the disposal plan will significantly change or be withdrawn. Following the classification of a property as “held for sale,” no further depreciation or amortization is recorded on the assets and the assets are written down to the lower of carrying value or fair market value, less cost to sell. There were no properties classified as held for sale as of December 31, 2022 and one property classified as held for sale as of December 31, 2021. Dispositions during the years ended December 31, 2022, 2021, and 2020 did not qualify as discontinued operations.

Investments in Unconsolidated Entities

The Company reports investments in unconsolidated entities over whose operating and financial policies it has the ability to exercise significant influence under the equity method of accounting. Under this method of accounting, the Company’s share of the investee’s earnings or losses is included in its consolidated statements of income. The initial carrying value of investments in unconsolidated entities is based on the amount paid to purchase the equity interest.

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its equity method investments may not be recoverable or realized. If indicators of potential impairment are identified, the Company evaluates its equity method investments for impairment based on a comparison of the fair value of the investment to its carrying value. The fair value is estimated based on discounted cash flows that include all estimated cash inflows and outflows over a specified holding period and any estimated debt premiums or discounts. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of its equity method investment, the Company would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of its equity method investment.

On November 22, 2019, the Company contributed two properties valued at $39.0 million and paid additional consideration of $17.0 million for a 12.3% equity interest in the PMAK MOB JV REOC, LLC (“PMAK Joint Venture”). As of December 31, 2022 this joint venture owned 60 medical office facilities located in 19 states.

Since December 11, 2020, the Company contributed $33.6 million, to acquire a membership interest in Davis Medical Investors, LLC (“Davis Joint Venture”). As of December 31, 2022, the Company holds a 45.1% membership interest in the Davis Joint Venture, which owns 13 medical office facilities located in five states.

Real Estate Loans Receivable

Real estate loans receivable consists of eight mezzanine loans, one construction loan, and five term loans as of December 31, 2022. Generally, each mezzanine loan is collateralized by an ownership interest in the respective borrower, each term loan is secured by a mortgage of a related medical office building, and the construction loan is secured by a mortgage on the land and improvements as constructed. Interest income on loans is recognized as earned based on the terms of the loans subject to evaluation of collectability risks and is included in the Company’s consolidated statements of income. On a quarterly basis, the Company evaluates the collectability of its loan portfolio, including related interest income receivable, and establishes a reserve for loan losses, if necessary. For the years ended December 31, 2022 and December 31, 2021, the Company’s loan loss reserves were $0.2 million and $0.1 million, respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and short-term investments with maturities of three months or fewer from the date of purchase. The Company is subject to concentrations of credit risk as a result of its temporary cash investments. The Company places its temporary cash investments with high credit quality financial institutions in order to mitigate that risk.

Rental and Related Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases when collectability is probable. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue for amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due from tenants are included in other assets and were approximately $101.3 million and $95.4 million as of December 31, 2022 and December 31, 2021, respectively, excluding the asset classified as held for sale in 2021. If the Company determines that collectability of straight-line rents is not probable, income recognition is limited to the lesser of cash collected, or lease income reflected on a straight-line basis, plus variable rent when it becomes accruable.

In accordance with ASC 842, if the collectability of a lease changes after the commencement date, any difference between lease income that would have been recognized and the lease payments shall be recognized as an adjustment to lease income. Bad debt recognized as an adjustment to rental revenues was $0.2 million, $0.4 million, and $0.5 million for the years ended December 31, 2022, December 31, 2021, and December 31, 2020, respectively.

Rental revenue is adjusted by the amortization of lease inducements and above-market or below-market rents on certain leases. Lease inducements and above-market or below-market rents are amortized on a straight-line basis over the remaining lease term. Rental and related revenues also include expense recoveries, which relate to tenant reimbursement of real estate taxes, insurance, and other operating expenses that are recognized in the period the applicable expenses are incurred. The reimbursements are recorded gross, as these costs are incurred by the Company and reimbursed by the tenants. We have certain tenants with absolute net leases. Under these lease agreements, the tenant is responsible for operating and building expenses and we do not recognize expense recoveries.

Tenant Receivables, Net

Tenant receivables primarily represent amounts accrued and unpaid from tenants in accordance with the terms of the respective leases, subject to the Company’s revenue recognition policy. The Company reviews receivables monthly and writes-off the remaining balance when, in the opinion of management, collection of substantially all remaining payments is not probable. When the Company determines substantially all remaining lease payments are not probable of collection, it recognizes a reduction of rental revenues and expense recoveries for all outstanding balances, including accrued straight-line rent receivables. Any subsequent receipts are recognized as rental revenues and expense recoveries in the period received.

Derivative Instruments

When the Company has derivative instruments embedded in other contracts, it records them either as an asset or a liability measured at their fair value unless they qualify for a normal purchase or normal sale exception. When specific hedge accounting criteria are not met or if the Company does not elect to apply for hedge accounting, changes in the Company’s derivative instruments’ fair value are recognized currently in earnings. As a result of the Company’s adoption of ASC 815 as of January 1, 2019, if hedge accounting is applied to a derivative instrument, the entire change in the fair value of its derivatives designated and qualified as cash flow hedges are recorded in accumulated other comprehensive income (“AOCI”) on the consolidated balance sheets and are subsequently reclassified into earnings in the period in which the hedged forecasted transaction affects earnings.

To manage interest rate risk for certain of its variable-rate debt, the Company uses interest rate swaps as part of its risk management strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. As of December 31, 2022, the Company had one outstanding interest rate swap, designated as a cash flow hedge of interest rate risk. Further detail is provided in Note 7 (Derivatives).

Income Taxes

The Trust elected to be taxed as a REIT for federal tax purposes commencing with the filing of its tax return for the short taxable year ending December 31, 2013. The Trust had no taxable income prior to electing REIT status. To qualify as a REIT, the Trust must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Trust generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Trust relief under certain statutory provisions. Such an event could materially adversely affect the Trust’s net income and net cash available for distribution to shareholders. However, the Trust intends to continue to operate in such a manner as to continue qualifying for treatment as a REIT. Although the Trust continues to qualify for taxation as a REIT, in various instances, the Trust is subject to state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

As discussed in Note 1 (Organization and Business), the Trust conducts substantially all of its operations through the Operating Partnership. As a partnership, the Operating Partnership generally is not liable for federal income taxes. The income and loss from the operations of the Operating Partnership is included in the tax returns of its partners, including the Trust, who are responsible for reporting their allocable share of the partnership income and loss. Accordingly, no provision for income taxes has been made on the accompanying consolidated financial statements.

Management Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the amounts of revenue and expenses reported in the period. Significant estimates are made for the fair value assessments with respect to purchase price allocations, impairment assessments, and the valuation of financial instruments. Actual results could differ from these estimates.

Commitments

Certain of the Company’s acquisitions provide for additional consideration to the seller in the form of an earn-out associated with lease-up contingencies. The Company recognizes the earn-out related to asset acquisitions only if certain parameters or other substantive contingencies are met, at which time the consideration becomes payable.

Certain of the Company’s leases also provide for consideration available to tenants as a tenant improvement allowance. Based on existing leases as of December 31, 2022, committed but unspent tenant related obligations were $44.7 million.

Related Parties

The Company recognized rental revenues totaling $8.3 million in 2022, $7.9 million in 2021, and $7.5 million in 2020 from Baylor Scott and White Health, a health care system affiliated with a member of the Trust’s Board of Trustees.

Segment Reporting

Under the provision of Codification Topic 280, Segment Reporting, the Company has determined that it has one reportable segment with activities related to leasing and managing health care properties.

New Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) Facilitation of the Effects of Reference Rate Reform on Financial Reporting, that provides optional relief to applying reference rate reform to changing reference rates, contracts, hedging relationships, and other transactions that reference LIBOR, which has been discontinued at the end of 2021. The amendments in this update are effective immediately and may be applied through December 31, 2022, though in October 2022, the FASB extended this date through December 31, 2024. The Company will continue to use published LIBOR rates through June of 2023 at which time the Company does not expect the replacement benchmark to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company adopted ASU 2020-06 on January 1, 2022, with no material effect on its consolidated financial statements.

Note 3. Investment and Disposition Activity

During 2022, the Company completed the acquisition of two medical office facilities and one medical condominium unit for an investment of $109.6 million and acquired membership interest in additional assets of the Davis Joint Venture for an aggregate purchase price of $8.0 million. The Company also paid $6.4 million of additional purchase consideration under five earn-out agreements and funded one mezzanine loan for $5.8 million, three term loans for $22.7 million, and $2.1 million of previous construction loan commitments. Additionally, the Company invested $5.0 million in funds managed by a venture capital firm specializing in real estate technology, resulting in total investment activity of approximately $159.7 million as of December 31, 2022. As part of these investments, the Company incurred approximately $2.3 million of capitalized costs.

Investment activity for the year ending December 31, 2022 is summarized below:

Investment		Location	Acquisition Date	Investment Amount (in thousands)
City Place Portfolio - Davis Joint Venture	(1)	Woodbury, MN	January 12, 2022	$8,032
New Albany Medical Center II		New Albany, OH	April 26, 2022	27,688
Calko Medical Center		Brooklyn, NY	September 9, 2022	81,500
Atlanta Medical Condominium Investment		Atlanta, GA	December 5, 2022	400
Earnouts		Various	Various	6,401
Private Equity Fund Investment	(2)	N/A	Various	5,049
Loan Investments		Various	Various	30,609
				$159,679

(1)   The Company acquired a 49% membership interest in three properties through the Davis Joint Venture representing 107,886 square feet at an aggregate valuation of $43.9 million, including an $8.0 million equity contribution and a $14.0 million pro rata share of joint venture debt. On November 21, 2022, the Davis Joint Venture acquired a property representing 42,467 square feet at an aggregate valuation of $16.4 million. The Company did not make an equity contribution towards this property but did acquire a $4.6 million pro rata share of joint venture debt.

(2)   The Company invested in funds managed by a venture capital firm specializing in real estate technology.

During 2022, the Company recorded revenues and net loss of $3.6 million and $0.2 million, respectively, from its 2022 acquisitions.

During 2021, the Company completed the acquisition of 24 operating health care properties, which includes the remaining 51% membership interest in the Eden Hill Joint Venture, and three medical condominium units located in 14 states, for an aggregate purchase price of approximately $973.2 million, excluding the conversion of a previously outstanding construction loan of $15.5 million. The Company also paid $0.3 million of additional purchase consideration on one property under an earn-out agreement. Additionally, the Company funded three mezzanine loans for $8.9 million, and closed on a $10.5 million construction loan, funding $7.3 million as of December 31, 2021. The Company also acquired membership interests in one joint venture for approximately $7.3 million, resulting in total investment activity of approximately $997.0 million. As part of these investments, the Company incurred approximately $5.9 million of capitalized transaction costs.

Investment activity for the year ending December 31, 2021 is summarized below:

Investment		Location	Acquisition Date	Investment Amount (in thousands)
Earnout - TOPA Fort Worth MOB		Fort Worth, TX	January 11, 2021	$298
AdventHealth Wesley Chapel MOB II		Wesley Chapel, FL	April 21, 2021	35,251
TOPA Denton	(1)	Denton, TX	June 11, 2021	—
InterMed MOB - Davis Joint Venture	(2)	Portland, ME	August 18, 2021	7,291
Atkins Portfolio (5 MOBs)		Various	August 30, 2021	54,090
HonorHealth - Sonoran MOB		Phoenix, AZ	September 23, 2021	31,750
Eden Hill Medical Center	(3)	Dover, DE	October 15, 2021	33,180
HonorHealth - Neuroscience Institute		Scottsdale, AZ	October 27, 2021	67,250
Landmark Portfolio (14 MOBs)	(4)	Various	December 20, 2021	750,000
Atlanta Medical Condominium Investment		Atlanta, GA	Various	1,653
Loan Investments		Various	Various	16,214
				$996,977

(1)   The Company funded this investment through the conversion and satisfaction of a previously outstanding construction loan of $15.5 million.

(2)   The Company purchased a 49% membership interest in this property through the Davis Joint Venture.

(3)   The Company purchased the remaining 51% membership interest in the MedCore Realty Eden Hill, LLC joint venture, and as of December 31, 2021 owns 100% of this property.

(4)   This portfolio was funded through an aggregate 6,561,521 OP Units and 672,978 Series A Preferred Units issued by the Operating Partnership valued at approximately $116.5 million and $146.5 million, respectively, on the date of issuance. The Company also financed an aggregate $100.0 million through three new mortgages and paid $386.3 million of cash. On December 28, 2021, all of the Series A Preferred Units were redeemed for a total value of $146.5 million and as a result of this redemption, there are no Series A Preferred Units outstanding.

For 2021, the Company recorded revenues and net loss of $8.7 million and $1.3 million, respectively, from its 2021 acquisitions.

The following table summarizes the preliminary purchase price allocations of the assets acquired and the liabilities assumed, which the Company determined using Level 2 and Level 3 inputs (in thousands):

	December 31, 2022	December 31, 2021
Land	$9,260	$15,497
Building and improvements	98,433	840,591
In-place lease intangibles	12,845	90,336
Above market in-place lease intangibles	2,768	13,804
Below market in-place lease intangibles	(4,923)	(16,326)
Right-of-use asset	79	100,589
Prepaid expenses	—	129
Lease liability	—	(39,400)
Net assets acquired (1)	$118,462	$1,005,220
Issuance of Series A Preferred Units	—	(146,541)
Issuance of OP Units	—	(116,467)
NCI-redeemable	(3,307)	—
Satisfaction of real estate loans receivable and conversion of JV interest	(2,700)	(24,033)
Cash used in acquisition of investment property	$112,455	$718,179

(1)   Net assets acquired does not include acquisition credits of $6.8 million for the year ended December 31, 2021, which consist primarily of future tenant improvements and capital expenditure commitments received as credits at the time of acquisition.

Dispositions

For the year ended December 31, 2022, the Company sold five medical facilities, which included four medical office buildings and one hospital, representing 212,295 square feet for approximately $124.7 million, realizing an aggregate net gain of approximately $57.4 million.

For the year ended December 31, 2021, the Company sold seven properties and five adjacent parcels of vacant land located in five states for approximately $94.4 million and recognized a net gain of approximately $24.2 million.

Note 4. Intangibles

The following is a summary of the carrying amount of intangible assets and liabilities as of December 31, 2022 and 2021, excluding the asset classified as held for sale in 2021 (in thousands):

	December 31, 2022			December 31, 2021
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Assets
In-place leases	$445,583	$(241,643)	$203,940	$441,072	$(201,885)	$239,187
Above-market leases	59,752	(30,096)	29,656	57,149	(24,437)	32,712
Liabilities
Below-market leases	$37,002	$(12,621)	$24,381	$32,155	$(10,585)	$21,570

The following is a summary of the Company’s acquired lease intangible amortization for the years ended December 31, 2022, 2021, and 2020 (in thousands):

	December 31,
	2022	2021	2020
Amortization expense related to in-place leases	$43,526	$34,570	$34,691
Decrease of rental income related to above-market leases	5,824	3,808	3,846
Increase of rental income related to below-market leases	2,111	1,398	1,417

Future aggregate net amortization of the Company’s acquired lease intangibles as of December 31, 2022, is as follows (in thousands):

	Net Decrease (Increase) in Revenue	Net Increase in Expenses
2023	$3,191	$40,616
2024	2,929	34,718
2025	2,357	29,208
2026	1,203	23,095
2027	1,036	20,173
Thereafter	(5,441)	56,130
Total	$5,275	$203,940

For the year ended December 31, 2022, the weighted average amortization periods for asset lease intangibles and liability lease intangibles are 7 years and 15 years, respectively. Further detail is provided in Note 2 (Summary of Significant Accounting Policies).

Note 5. Other Assets

Other assets consisted of the following as of December 31, 2022 and 2021, excluding the asset classified as held for sale in 2021, (in thousands):

	December 31,
	2022	2021
Straight-line rent receivable, net	$101,306	$95,443
Leasing commissions, net	13,231	11,627
Prepaid expenses	11,009	8,910
Lease inducements, net	7,894	8,293
Interest rate swap	2,045	—
Escrows	1,565	1,780
Notes receivable, net	370	1,097
Other	9,387	4,434
Total	$146,807	$131,584

Note 6. Debt

The following is a summary of debt as of December 31, 2022 and 2021 (in thousands):

	December 31,
	2022	2021
Fixed interest mortgage notes (1)	$59,776	$75,395
Variable interest mortgage notes (2)	105,153	105,629
Total mortgage debt	164,929	181,024
$1.0 billion unsecured revolving credit facility bearing variable interest of LIBOR plus 0.85%, due September 2025	193,000	274,000
$400 million senior unsecured notes bearing fixed interest of 4.30%, due March 2027	400,000	400,000
$350 million senior unsecured notes bearing fixed interest of 3.95%, due January 2028	350,000	350,000
$500 million senior unsecured notes bearing fixed interest of 2.625%, due November 2031	500,000	500,000
$150 million senior unsecured notes bearing fixed interest of 4.03% to 4.74%, due January 2023 to 2031	150,000	150,000
$75 million senior unsecured notes bearing fixed interest of 4.09% to 4.24%, due August 2025 to 2027	75,000	75,000
Total principal	1,832,929	1,930,024
Unamortized deferred financing costs	(7,453)	(9,694)
Unamortized discounts	(7,359)	(8,423)
Unamortized fair value adjustments	—	11
Total debt	$1,818,117	$1,911,918

(1)   As of December 31, 2022, fixed interest mortgage notes bear interest from 3.33% to 4.63%, due in 2024, with a weighted average interest rate of 3.85%. As of December 31, 2021, fixed interest mortgage notes bear interest from 3.33% and 4.83%, due in 2022 and 2024, with a weighted average interest rate of 4.05%. The notes are collateralized by two properties with a net book value of $94.9 million as of December 31, 2022 and three properties with a net book value of $151.9 million as of December 31, 2021. One mortgage bears interest at LIBOR + 1.90% and the Trust entered into a pay-fixed receive-variable interest rate swap, fixing the LIBOR component of this rate at 1.43%.

(2)   Variable interest mortgage notes bear variable interest of LIBOR plus 2.75% and SOFR plus 1.85% for a weighted average interest rate of 6.20% and 1.95% as of December 31, 2022 and 2021, respectively. The notes are due in 2026 and 2028 and collateralized by four properties with a net book value of $295.5 million as of December 31, 2022 and $307.2 million as of December 31, 2021.

On September 24, 2021, the Operating Partnership, as borrower, and the Trust, as guarantor, executed a Third Amended and Restated Credit Agreement (the “Credit Agreement”) which extended the maturity date of the revolving credit facility under the Credit Agreement to September 24, 2025 and reduced the interest rate margin applicable to borrowings. The Credit Agreement includes an unsecured revolving credit facility of $1.0 billion and contains a term loan feature of $250.0 million, bringing total borrowing capacity to $1.3 billion. The Credit Agreement also includes a swingline loan commitment for up to 10% of the maximum principal amount and provides an accordion feature allowing the Operating Partnership to increase borrowing capacity by up to an additional $500.0 million, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $1.75 billion. The revolving credit facility under the Credit Agreement also includes two, six-month extension options.

Borrowings under the Credit Agreement bear interest on the outstanding principal amount at an adjusted LIBOR rate, which is based on the Trust’s investment grade rating under the Credit Agreement. As of December 31, 2022, the Trust had investment grade ratings of BBB from S&P and Baa2 from Moody’s. As such, borrowings under the revolving credit facility of the Credit Agreement accrue interest on the outstanding principal at a rate of LIBOR + 0.85%. The Credit Agreement includes a facility fee equal to 0.20% per annum as of December 31, 2022, which is also determined by the Trust’s investment grade rating.

On July 7, 2016, the Operating Partnership borrowed $250.0 million under the 7-year term loan feature of the Credit Agreement. Pursuant to the credit agreement, borrowings under the term loan feature of the Credit Agreement bear interest on the outstanding principal amount at a rate which is determined by the Trust’s credit rating, currently equal to LIBOR + 1.00%. The Trust simultaneously entered into a pay-fixed receive-variable rate swap for the full borrowing amount, fixing the LIBOR component of the borrowing rate to 1.07%, for an all-in fixed rate of 2.07%. Both the borrowing and pay-fixed receive-variable swap had a maturity date of June 10, 2023.

On October 13, 2021, the Company used the proceeds from the senior notes to pay off the $250.0 million term loan feature of the Credit Agreement. As defined by the Credit Agreement, the term loan feature is no longer available to the Company. The Operating Partnership simultaneously terminated the existing pay-fixed receive-variable rate swaps associated with the full term loan borrowing of $250.0 million. As part of the termination, the Company made total cash payments of $3.3 million to the counterparties of the swap agreements.

Base Rate Loans, Adjusted LIBOR Rate Loans, and Letters of Credit (each, as defined in the Credit Agreement) will be subject to interest rates, based upon the Trust’s investment grade rating as follows:

Credit Rating	Applicable Margin for Revolving Loans: LIBOR Rate Loans and Letter of Credit Fee	Applicable Margin for Revolving Loans: Base Rate Loans	Applicable Margin for Term Loans: LIBOR Rate Loans and Letter of Credit Fee	Applicable Margin for Term Loans: Base Rate Loans
At Least A- or A3	LIBOR + 0.725%	—%	LIBOR + 0.85%	—%
At Least BBB+ or Baa1	LIBOR + 0.775%	—%	LIBOR + 0.90%	—%
At Least BBB or Baa2	LIBOR + 0.85%	—%	LIBOR + 1.00%	—%
At Least BBB- or Baa3	LIBOR + 1.05%	0.05%	LIBOR + 1.25%	0.25%
Below BBB- or Baa3	LIBOR + 1.40%	0.40%	LIBOR + 1.65%	0.65%

The Credit Agreement contains financial covenants that, among other things, require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the Trust’s and the Operating Partnership’s ability to incur additional debt, grant liens, or make distributions. The Company may, at any time, voluntarily prepay any revolving or term loan under the Credit Agreement in whole or in part without premium or penalty. As of December 31, 2022, the Company was in compliance with all financial covenants related to the Credit Agreement.

The Credit Agreement includes customary representations and warranties by the Trust and the Operating Partnership and imposes customary covenants on the Operating Partnership and the Trust. The Credit Agreement also contains customary events of default, and if an event of default occurs and continues, the Operating Partnership is subject to certain actions by the administrative agent, including without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.

As of December 31, 2022, the Company had $193.0 million of borrowings outstanding under its unsecured revolving credit facility. As defined by the Credit Agreement, the unencumbered borrowing base as of December 31, 2022 allows the Company to borrow an additional $807.0 million before reaching the maximum allowed under the credit facility.

Notes Payable

On January 7, 2016, the Operating Partnership issued and sold $150.0 million aggregate principal amount of senior notes, comprised of (i) $15.0 million aggregate principal amount of 4.03% Senior Notes, Series A, due January 7, 2023, (ii) $45.0 million aggregate principal amount of 4.43% Senior Notes, Series B, due January 7, 2026, (iii) $45.0 million aggregate principal amount of 4.57% Senior Notes, Series C, due January 7, 2028, and (iv) $45.0 million aggregate principal amount of 4.74% Senior Notes, Series D, due January 7, 2031. On August 11, 2016, the note agreement for these notes was amended to make certain changes to its terms, including certain changes to affirmative covenants, negative covenants, and definitions contained therein. Interest on each respective series of the January 2016 Senior Notes is payable semi-annually.

On August 11, 2016, the Operating Partnership issued and sold $75.0 million aggregate principal amount of senior notes, comprised of (i) $25.0 million aggregate principal amount of 4.09% Senior Notes, Series A, due August 11, 2025, (ii) $25.0 million aggregate principal amount of 4.18% Senior Notes, Series B, due August 11, 2026, and (iii) $25.0 million aggregate principal amount of 4.24% Senior Notes, Series C, due August 11, 2027. Interest on each respective series of the August 2016 Senior Notes is payable semi-annually.

On March 7, 2017, the Operating Partnership issued and sold $400.0 million aggregate principal amount of 4.30% Senior Notes which will mature on March 15, 2027. The Senior Notes were sold at an issue price of 99.68% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $396.1 million.

On December 1, 2017, the Operating Partnership issued and sold $350.0 million aggregate principal amount of 3.95% Senior Notes which will mature on January 15, 2028. The Senior Notes were sold at an issue price of 99.78% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $347.0 million.

On October 13, 2021, the Operating Partnership issued and sold $500.0 million aggregate principal amount of 2.625% Senior Notes which will mature on November 1, 2031. The Senior Notes were sold at an issue price of 99.79% of their face value, before the underwriters’ discount. The Company’s net proceeds from the offering, after deducting underwriting discounts and expenses, were approximately $495.1 million.

Certain properties have mortgage debt that contains financial covenants. As of December 31, 2022, the Trust was in compliance with all senior notes and mortgage debt financial covenants.

Scheduled principal payments due on debt as of December 31, 2022, are as follows (in thousands):

2023	$16,007
2024	59,719
2025	218,476
2026	170,476
2027	425,476
Thereafter	942,775
Total Payments	$1,832,929

As of December 31, 2022 and 2021, the Company had total consolidated indebtedness of approximately $1.8 billion and $1.9 billion, respectively. The weighted average interest rate on consolidated indebtedness was 3.98% as of December 31, 2022 (based on the 30-day LIBOR rate of 4.33% and a SOFR rate of 4.30% as of December 31, 2022). The weighted average interest rate on consolidated indebtedness was 3.20% as of December 31, 2021 (based on the 30-day LIBOR rate of 0.10% and a SOFR rate of 0.05% as of December 31, 2021).

Note 7. Derivatives

In the normal course of business, a variety of financial instruments are used to manage or hedge interest rate risk. The Company has implemented ASC 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards requiring that all derivatives, including certain derivative instruments embedded in other contracts, be recorded as either an asset or a liability measured at their fair value unless they qualify for a normal purchase or normal sales exception.

When specific hedge accounting criteria are not met, ASC 815 requires that changes in a derivative’s fair value be recognized currently in earnings. Changes in the fair market values of the Company’s derivative instruments are recorded in the consolidated statements of income if such derivatives do not qualify for, or the Company does not elect to apply for, hedge accounting. As a result of the Company’s adoption of ASC 815 as of January 1, 2019, the entire change in the fair value of its derivatives designated and qualified as cash flow hedges are recorded in accumulated other comprehensive income on the consolidated balance sheets and are subsequently reclassified into earnings in the period in which the hedged forecasted transaction affects earnings. Additionally, as a result of the adoption ASC 815, the Company no longer discloses the ineffective portion of the change in fair value of its derivative financial instruments designated as hedges.

To manage interest rate risk for certain of its variable-rate debt, the Company uses interest rate swaps as part of its risk management strategy. These derivatives are designed to mitigate the risk of future interest rate increases by providing a fixed interest rate for a limited, pre-determined period of time. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. As of December 31, 2022, the Company had one outstanding interest rate swap contract designated as a cash flow hedge of interest rate risk. See Note 2 (Summary of Significant Accounting Policies) for a further discussion of the Company’s derivatives. In addition, the Company recognizes its share of other comprehensive income (loss) related to derivative instruments held by unconsolidated entities.

The following table summarizes the location and aggregate fair value of the interest rate swap on the Company’s consolidated balance sheets (in thousands):

Total notional amount		$36,050
Effective fixed interest rate	(1)	3.33%
Effective date		10/31/2019
Maturity date		10/31/2024
Asset balance at December 31, 2022 (included in Other assets)		$2,045
Liability balance at December 31, 2021 (included in Accrued expenses and other liabilities)		$452

(1)   1.43% effective swap rate plus 1.90% spread per the hedging agreement.

Note 8. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following as of December 31, 2022 and 2021 (in thousands):

	December 31,
	2022	2021
Real estate taxes payable	$23,303	$23,487
Prepaid rent	21,062	22,714
Accrued interest	18,196	18,799
Accrued expenses	7,920	5,960
Security deposits	4,338	4,234
Accrued incentive compensation	2,700	1,784
Tenant improvement allowances	1,831	1,857
Interest rate swap	—	452
Other	8,370	6,967
Total	$87,720	$86,254

Note 9. Stock-based Compensation

The Company follows ASC 718, Compensation - Stock Compensation (“ASC 718”), in accounting for its share-based payments. This guidance requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the employee stock awards. This cost is recognized as compensation expense ratably over the employee’s requisite service period. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized when incurred. Share-based payments classified as liability awards are marked to fair value at each reporting period. Any common shares issued pursuant to the Company's incentive equity compensation and employee stock purchase plans will result in the Operating Partnership issuing OP Units to the Trust on a one-for-one basis, with the Operating Partnership receiving the net cash proceeds of such issuances.

Certain of the Company’s employee stock awards vest only upon the achievement of performance targets. ASC 718 requires recognition of compensation cost only when achievement of performance conditions is considered probable. Consequently, the Company’s determination of the amount of stock compensation expense requires judgment in estimating the probability of achievement of these performance targets. Subsequent changes in actual experience are monitored and estimates are updated as information is available.

In connection with the IPO, the Trust adopted the 2013 Equity Incentive Plan, which made shares available for awards for participants. On April 30, 2019, at the Annual Meeting of Shareholders of Physicians Realty Trust, the Trust’s shareholders approved the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan (“2013 Plan”). The amendment increased the number of common shares authorized for issuance under the 2013 Plan to a total of 7,000,000 common shares authorized for issuance. The 2013 Plan term was also extended to 2029.

Restricted Common Shares

Restricted common shares granted under the 2013 Plan are eligible for dividends as well as the right to vote. During 2020, the Trust granted a total of 190,418 restricted common shares with a total value of $3.6 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients. During 2021, the Trust granted a total of 224,163 restricted common shares with a total value of $3.9 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients. During 2022, the Trust granted a total of 247,579 restricted common shares with a total value of $4.1 million to the Company’s officers and certain of its employees, which have a one-year vesting period for senior management award-recipients and a three-year vesting period for employee award-recipients.

The following is summary of the status of the Trust’s non-vested restricted common shares during 2022, 2021, and 2020:

	Common Shares	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2019	216,877	$17.67
Granted	190,418	19.00
Vested	(189,642)	17.81
Forfeited	(1,831)	16.80
Non-vested at December 31, 2020	215,822	18.73
Granted	224,163	17.42
Vested	(185,968)	18.94
Forfeited	(6,570)	18.05
Non-vested at December 31, 2021	247,447	17.41
Granted	247,579	16.53
Vested	(213,572)	17.29
Forfeited	(8,556)	17.98
Non-vested at December 31, 2022	272,898	$16.69

For all service awards, the Company records compensation expense for the entire award on a straight-line basis over the requisite service period. For the years ended December 31, 2022, 2021, and 2020 the Company recognized non-cash share compensation of $3.9 million, $3.7 million, and $3.5 million, respectively. Unrecognized compensation expense at December 31, 2022, 2021, and 2020 was $1.4 million, $1.4 million, and $1.3 million, respectively.

Restricted Share Units

Under the 2013 Plan, the Company granted 7,800 and 13,343 restricted share units in January 2022 and 2021, respectively, to certain of its trustees in lieu of all or a portion of such trustee’s annual cash retainer. These units are subject to certain timing conditions and a one-year service period. Each restricted share unit contains one dividend equivalent. Each recipient will accrue dividend equivalents on awarded share units equal to the cash dividend that would have been paid on the awarded share unit had the awarded share unit been an issued and outstanding common share on the record date for the dividend. With respect to the performance and timing conditions of the January 2022 and 2021 grants, the grant date fair value of $18.83 and $17.80 per unit, respectively, was based on the share price at the date of grant.

In March 2022, March 2021, and March 2020 under the Trust’s 2013 Plan, the Trust granted (i) restricted share units at a target level of 299,019, 265,275, and 223,579 respectively, to the Trust’s management, which are subject to certain performance and market conditions and three-year service periods and (ii) 56,204, 43,582, and 38,858 restricted share units, respectively, to the members of the Board of Trustees, which are subject to certain timing conditions and a two-year vesting period. In March 2020, 259,067 units were also granted to an officer subject to certain timing conditions and a five-year service period. Each restricted share unit contains one dividend equivalent. The recipient will accrue dividend equivalents on awarded share units equal to the cash dividend that would have been paid on the awarded share unit had the awarded share unit been an issued and outstanding common share on the record date for the dividend.

Approximately 30%, 40%, and 40% of the restricted share units issued to the Trust’s management in 2022, 2021, and 2020, respectively, vest based on certain market conditions. The market conditions were valued with the assistance of independent valuation specialists. The Company utilized a Monte Carlo simulation to calculate the weighted average grant date fair values of $30.17 in 2022, $29.18 in 2021, and $31.95 in 2020 per unit, respectively, using the following assumptions:

	2022	2021	2020
Volatility	33.9%	33.3%	20.1%
Dividend assumption	reinvested	reinvested	reinvested
Expected term in years	2.8 years	2.8 years	2.8 years
Risk-free rate	1.44%	0.25%	0.84%
Stock price (per share)	$16.37	$17.21	$19.30

The remaining 70% of the restricted share units issued to the Trust’s management in 2022, 60% of the restricted share units issued to the Trust’s management in 2021, 60% issued to the Trust’s management and 100% of the restricted share units issued to an officer in 2020, vest based upon certain performance or timing conditions. With respect to the performance conditions of the March 2022 grant, the grant date fair value of $16.37 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2022 restricted share units issued to management is $20.51 per unit. With respect to the performance conditions of the March 2021 grant, the grant date fair value of $17.21 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2021 restricted share units issued to management is $22.00 per unit. With respect to the performance and timing conditions of the March 2020 grant issued to the Trust’s management, the grant date fair value of $19.30 per unit is based on the share price at the date of grant. The combined weighted average grant date fair value of the March 2020 restricted share units issued to management is $24.36 per unit.

The following is a summary of the activity in the Trust’s restricted share units during 2022, 2021, and 2020:

	Executive Awards			Trustee Awards
	Restricted Share Units		Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2019	654,752		$22.99	67,297	$16.72
Granted	482,646		21.64	38,858	19.30
Vested	(173,259	)(1)	29.34	(46,335)	16.19
Non-vested at December 31, 2020	964,139		21.17	59,820	18.81
Granted	265,275		22.00	56,925	17.35
Vested	(252,844	)(2)	16.58	(53,737)	18.38
Non-vested at December 31, 2021	976,570		22.59	63,008	17.85
Granted	299,019		20.51	64,004	16.67
Vested	(228,649	)(3)	25.27	(49,020)	18.30
Non-vested at December 31, 2022	1,046,940		$21.41	77,992	$16.60

(1)   Restricted units vested by Company management in 2020 resulted in the issuance of 147,765 common shares, less 65,513 common shares withheld to cover minimum withholding tax obligations, for multiple employees.

(2)   Restricted units vested by Company management in 2021 resulted in the issuance of 399,165 common shares, less 162,173 common shares withheld to cover minimum withholding tax obligations, for multiple employees.

(3)   Restricted units vested by Company management in 2022 resulted in the issuance of 361,679 common shares, less 160,573 common shares withheld to cover minimum withholding tax obligations, for multiple employees.

The Company recognized $11.7 million, $11.2 million, and $8.9 million of non-cash share unit compensation expense for the years ended December 31, 2022, 2021, and 2020, respectively. Unrecognized compensation expense at December 31, 2022, 2021, and 2020 was $10.0 million, $12.0 million, and $11.5 million, respectively.

Note 10. Fair Value Measurements

ASC Topic 820, Fair Value Measurement (“ASC 820”), requires certain assets and liabilities be reported and/or disclosed at fair value in the financial statements and provides a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability. In instances where inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability. As part of the Company’s acquisition process, Level 3 inputs are used to measure the fair value of the assets acquired and liabilities assumed.

The Company’s derivative instruments as of December 31, 2022 consist of one interest rate swap, as detailed in the Derivative Instruments section of Note 2 (Summary of Significant Accounting Policies) and Note 7 (Derivatives).

The interest rate swap is not traded on an exchange. The Company’s derivative assets and liabilities are recorded at fair value based on a variety of observable inputs including contractual terms, interest rate curves, yield curves, measure of volatility, and correlations of such inputs. The Company measures its derivatives at fair value on a recurring basis. The fair values are based on Level 2 inputs described above. The Company considers its own credit risk, as well as the credit risk of its counterparties, when evaluating the fair value of its derivatives.

The Company also has assets that under certain conditions are subject to measurement at fair value on a non-recurring basis. This generally includes assets subject to impairment. There were no assets measured at fair value as of December 31, 2022. There was one asset measured at fair value as of December 31, 2021 that had a previous carrying value of $2.3 million. During the year ended December 31, 2021, the Company recorded an impairment charge of $0.3 million related to a medical office building in Traverse City, Michigan.

The carrying amounts of cash and cash equivalents, tenant receivables, payables, and accrued interest are reasonable estimates of fair value because of the short term maturities of these instruments. Fair values for real estate loans receivable and mortgage debt are estimated based on rates currently prevailing for similar instruments of similar maturities and are based primarily on Level 2 inputs. The fair values of fixed-rate unsecured notes payable are estimated using quoted market prices, or, if no quoted market prices are available, quoted market prices for securities with similar terms and maturities.

The following table presents the fair value of the Company’s financial instruments (in thousands):

	December 31,
	2022		2021
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Real estate loans receivable, net	$104,973	$102,162	$117,844	$115,385
Notes receivable, net	$370	$370	$1,097	$1,097
Derivative asset	$2,045	$2,045	$—	$—
Liabilities:
Credit facility	$(193,000)	$(193,000)	$(274,000)	$(274,000)
Notes payable	$(1,475,000)	$(1,302,767)	$(1,475,000)	$(1,554,802)
Mortgage debt	$(164,929)	$(163,129)	$(181,035)	$(182,189)
Derivative liabilities	$—	$—	$(452)	$(452)

Note 11. Tenant Operating Leases

The Company is a lessor of medical office buildings and other health care facilities. Leases have expirations from 2023 through 2042. As of December 31, 2022, the future minimum rental payments on non-cancelable leases, exclusive of expense recoveries, were as follows (in thousands):

2023	$355,955
2024	345,258
2025	327,624
2026	269,881
2027	217,427
Thereafter	696,756
Total	$2,212,901

The following presents rental and related revenues for the years ended 2022, 2021, and 2020, of which expense recoveries represent our variable lease payments (in thousands):

	2022	2021	2020
Rental revenues	$371,727	$328,144	$317,790
Expense recoveries	143,646	112,054	103,344
Rental and related revenues	$515,373	$440,198	$421,134

Note 12. Rent Expense

The Company leases the rights to parking structures at two of its properties, the air in which one property occupies, and the land upon which 97 of its properties are located from third party landowners pursuant to separate leases. In addition, the Company has nine corporate leases, primarily for office space.

The Company’s leases include both fixed and variable rental payments and may also include escalation clauses and renewal options. These leases have terms of up to 92 years remaining, excluding extension options, with a weighted average remaining term of 44 years.

Effective January 1, 2019, the Company adopted ASC 842, Leases which requires the operating leases mentioned above to be included in right-of-use lease assets, net on the Company’s December 31, 2022 and 2021 consolidated balance sheets, which represents the Company’s right to use the underlying asset for the lease term. The Company’s obligation to make the lease payments are included in lease liabilities on the Company’s December 31, 2022 and 2021 consolidated balance sheets. As of December 31, 2022, total right-of-use assets and operating lease liabilities, net of accumulated amortization, were approximately $231.2 million and $105.0 million, respectively. The Company has entered into various short-term operating leases, primarily for office spaces, with an initial term of twelve months or less. These leases are not recorded on the Company's consolidated balance sheets.

At the inception of a new lease, the Company establishes an operating lease asset and operating lease liability calculated as the present value of future minimum lease payments. As the Company’s leases do not provide an implicit rate, the Company calculates a discount rate that approximates the Company’s incremental borrowing rate available at lease commencement to determine the present value of future minimum lease payments. The approximated weighted average discount rate was 4.4% as of December 31, 2022. There are no operating leases that have not yet commenced that would have a significant impact on the Company’s consolidated balance sheets.

As of December 31, 2022, the future minimum lease obligations under non-cancelable parking, air, ground, and corporate leases were as follows (in thousands):

2023	$4,814
2024	4,785
2025	4,763
2026	4,752
2027	4,754
Thereafter	238,790
Total undiscounted lease payments	$262,658
Less: Interest	(157,647)
Present value of lease liabilities	$105,011

During the years ended December 31, 2022 and 2021, operating lease expense totaled $4.6 million and $3.5 million, respectively, substantially all of which represented fixed lease payments.

Note 13. Credit Concentration

The Company uses annualized base rent (“ABR”) as its credit concentration metric. ABR is calculated by multiplying contractual base rent for the month ended December 31, 2022 by 12, excluding the impact of concessions and straight-line rent. The following table summarizes certain information about the Company’s top five tenant credit concentrations as of December 31, 2022 (in thousands):

Tenant	Total ABR	Percent of ABR
CommonSpirit - CHI - Nebraska	$18,105	5.0%
Northside Hospital	16,254	4.5%
UofL Health - Louisville, Inc.	13,136	3.7%
US Oncology	11,443	3.2%
HonorHealth	11,192	3.1%
Remaining portfolio	289,733	80.5%
Total	$359,863	100.0%

ABR collected from the Company’s top five tenant relationships comprises 19.5% of its total ABR as of December 31, 2022. Total ABR from CommonSpirit Health affiliated tenants totals 14.8%, including the affiliates disclosed above.

The following table summarizes certain information about the Company’s top five geographic concentrations as of December 31, 2022 (in thousands):

State	Total ABR	Percent of ABR
Texas	$49,179	13.7%
Georgia	26,093	7.3%
Florida	25,499	7.1%
Indiana	22,996	6.4%
Arizona	21,443	6.0%
Other	214,653	59.5%
Total	$359,863	100.0%

Note 14. Earnings Per Share

The following table shows the amounts used in computing the Trust’s basic and diluted earnings per share (in thousands, except share and per share data):

	Year Ended December 31,
	2022	2021	2020
Numerator for earnings per share - basic:
Net income	$110,036	$86,783	$68,488
Net income attributable to noncontrolling interests:
Operating Partnership	(5,240)	(2,211)	(1,797)
Partially owned properties	(430)	(607)	(574)
Preferred distributions	—	(13)	(1,241)
Numerator for earnings per share - basic:	$104,366	$83,952	$64,876
Numerator for earnings per share - diluted:
Numerator for earnings per share - basic:	104,366	83,952	64,876
Operating Partnership net income	5,240	2,211	1,797
Numerator for earnings per share - diluted	$109,606	$86,163	$66,673
Denominator for earnings per share - basic and diluted:
Weighted average number of shares outstanding - basic	226,598,474	216,135,385	204,243,768
Effect of dilutive securities:
Noncontrolling interest - Operating Partnership units	11,402,684	5,693,333	5,659,325
Restricted common shares	116,825	113,438	88,131
Restricted share units	1,492,302	1,118,400	1,154,693
Denominator for earnings per share - diluted	239,610,285	223,060,556	211,145,917
Earnings per share - basic	$0.46	$0.39	$0.32
Earnings per share - diluted	$0.46	$0.39	$0.32

Note 15. Subsequent Events

Since December 31, 2022, the Company completed the acquisition of a medical condominium unit located in an Atlanta “Pill Hill” MOB for a purchase price of approximately $1.3 million and a parcel of land adjacent to one of its medical office facilities located in Avondale, Arizona for a purchase price of approximately $0.8 million. The Company also paid its $15.0 million senior unsecured notes bearing fixed interest of 4.03% upon maturity and sold one 30,000 square foot medical office building located in Harrisburg, Pennsylvania for $2.6 million recognizing an immaterial net gain on the sale.

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

(dollars in thousands)

			Initial Cost to Company		Cost Capitalized	Gross Amount at Which Carried as of Close of Period						Life on Which Building Depreciation in
Description	Location	Encumbrances	Land	Buildings and Improvements	Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Income Statement is Computed
Del Sol Medical Center MOB	El Paso, TX	$—	$860	$2,866	$961	$860	$3,827	$4,687	$(2,608)	1987	8/24/2006	21
MeadowView Professional	Kingsport, TN	—	2,270	11,344	1,401	2,270	12,745	15,015	(6,161)	2005	5/10/2007	30
Firehouse Square	Milwaukee, WI	—	1,120	2,768	10	1,120	2,778	3,898	(1,425)	2002	8/15/2007	30
Valley West Hospital MOB	Chicago, IL	—	—	6,275	815	—	7,090	7,090	(3,532)	2007	11/1/2007	30
Mid Coast Hospital MOB	Portland, ME	5,153	—	11,247	503	—	11,750	11,750	(5,634)	2008	5/1/2008	42
Arrowhead Commons	Phoenix, AZ	—	740	2,551	764	740	3,315	4,055	(1,216)	2004	5/31/2008	46
Remington Medical Commons	Chicago, IL	—	895	6,499	1,547	895	8,046	8,941	(3,703)	2008	6/1/2008	30
Aurora MOB - Shawano	Green Bay, WI	—	500	1,566	—	500	1,566	2,066	(399)	2010	4/15/2010	50
East El Paso Physicians Medical Center	El Paso, TX	—	710	4,500	837	710	5,337	6,047	(1,247)	2004	8/30/2013	35
Crescent City Surgical Centre	New Orleans, LA	—	—	34,208	—	—	34,208	34,208	(6,592)	2010	9/30/2013	48
Foundation Surgical Affiliates MOB	Oklahoma City, OK	—	1,300	12,724	259	1,300	12,983	14,283	(2,791)	2004	9/30/2013	43
Eastwind Surgical Center	Columbus, OH	—	981	7,620	142	981	7,762	8,743	(1,586)	2007	11/27/2013	44
Foundation Surgical Hospital of San Antonio	San Antonio, TX	—	2,230	23,346	65	2,230	23,411	25,641	(6,729)	2007	2/19/2014	35
21st Century Radiation Oncology - Sarasota	Sarasota, FL	—	633	6,557	67	633	6,624	7,257	(2,232)	1975	2/26/2014	27
21st Century Radiation Oncology - Venice	Venice, FL	—	814	2,952	—	814	2,952	3,766	(840)	1987	2/26/2014	35
21st Century Radiation Oncology - Englewood	Englewood, FL	—	350	1,878	29	350	1,907	2,257	(482)	1992	2/26/2014	38
Foundation Healthplex of San Antonio	San Antonio, TX	—	911	4,189	82	911	4,271	5,182	(1,108)	2007	2/28/2014	35
Peachtree Dunwoody Medical Center	Atlanta, GA	—	—	52,481	2,331	—	54,812	54,812	(17,367)	1987	2/28/2014	25
Pinnacle Health MOB - Wormleysburg	Harrisburg, PA	—	795	4,601	31	795	4,632	5,427	(1,734)	1990	4/22/2014	25
Pinnacle Health MOB - Carlisle	Carlisle, PA	—	424	2,232	—	424	2,232	2,656	(602)	2002	4/22/2014	35
South Bend Orthopaedics MOB	Mishawaka, IN	—	2,418	11,355	—	2,418	11,355	13,773	(2,824)	2007	4/30/2014	40
Grenada Medical Complex	Grenada, MS	—	185	5,820	449	185	6,269	6,454	(2,182)	1975	4/30/2014	30
Mississippi Sports Medicine & Orthopedics	Jackson, MS	—	1,272	14,177	626	1,272	14,803	16,075	(3,994)	1987	5/23/2014	35
Carmel Medical Pavilion	Carmel, IN	—	—	3,917	482	—	4,399	4,399	(1,510)	1993	5/28/2014	25
Renaissance ASC	Oshkosh, WI	—	228	7,658	17	228	7,675	7,903	(1,701)	2007	6/30/2014	40
Summit Urology	Bloomington, IN	—	125	4,792	—	125	4,792	4,917	(1,392)	1996	6/30/2014	30
IU Health - 500 Landmark	Bloomington, IN	—	627	3,549	—	627	3,549	4,176	(897)	2000	7/1/2014	35
IU Health - 550 Landmark	Bloomington, IN	—	2,717	15,224	—	2,717	15,224	17,941	(3,851)	2000	7/1/2014	35
IU Health - 574 Landmark	Bloomington, IN	—	418	1,493	52	418	1,545	1,963	(388)	2004	7/1/2014	35
Carlisle II MOB	Carlisle, PA	—	412	3,962	22	412	3,984	4,396	(780)	1996	7/25/2014	45
Surgical Institute of Monroe	Monroe, MI	—	410	5,743	—	410	5,743	6,153	(1,624)	2010	7/28/2014	35
Oaks Medical Building	Lady Lake, FL	—	1,065	8,642	78	1,065	8,720	9,785	(1,753)	2011	7/31/2014	42
Mansfield ASC	Mansfield, TX	—	1,491	6,471	—	1,491	6,471	7,962	(1,293)	2010	9/2/2014	46
Eye Center of Southern Indiana	Bloomington, IN	—	910	11,477	—	910	11,477	12,387	(2,834)	1995	9/5/2014	35
Zangmeister Cancer Center	Columbus, OH	—	1,610	31,120	249	1,610	31,369	32,979	(6,740)	2007	9/30/2014	40
Orthopedic One - Columbus	Columbus, OH	—	—	16,234	75	—	16,309	16,309	(3,330)	2009	9/30/2014	45
Orthopedic One - Westerville	Columbus, OH	—	362	3,944	55	362	3,999	4,361	(834)	2007	9/30/2014	43
South Point Medical Center	Columbus, OH	—	—	5,950	267	—	6,217	6,217	(1,469)	2007	9/30/2014	38
3100 Lee Trevino Drive	El Paso, TX	—	2,294	11,316	1,702	2,294	13,018	15,312	(3,740)	1983	9/30/2014	30
1755 Curie	El Paso, TX	—	2,283	24,543	3,432	2,283	27,975	30,258	(7,957)	1970	9/30/2014	30
9999 Kenworthy	El Paso, TX	—	728	2,178	674	728	2,852	3,580	(799)	1983	9/30/2014	35
32 Northeast MOB	Harrisburg, PA	—	408	3,232	223	408	3,455	3,863	(945)	1994	10/29/2014	33
4518 Union Deposit MOB	Harrisburg, PA	—	617	7,305	41	617	7,346	7,963	(2,079)	2000	10/29/2014	31
4520 Union Deposit MOB	Harrisburg, PA	—	169	2,055	429	169	2,484	2,653	(692)	1997	10/29/2014	28
240 Grandview MOB	Harrisburg, PA	—	321	4,242	233	321	4,475	4,796	(1,093)	1980	10/29/2014	35
Market Place Way MOB	Harrisburg, PA	—	808	2,383	57	808	2,440	3,248	(707)	2004	10/29/2014	35
Middletown Medical - Maltese	Middletown, NY	—	670	9,921	37	670	9,958	10,628	(2,384)	1988	11/28/2014	35
Middletown Medical - Edgewater	Middletown, NY	—	200	2,966	11	200	2,977	3,177	(713)	1992	11/28/2014	35
Napoleon MOB	New Orleans, LA	—	1,202	7,412	5,969	1,202	13,381	14,583	(3,211)	1974	12/19/2014	25
West Tennessee ASC	Jackson, TN	—	1,661	2,960	7,116	1,661	10,076	11,737	(2,262)	1991	12/30/2014	44
Southdale Place	Edina MN	—	504	10,006	2,322	504	12,328	12,832	(4,233)	1979	1/22/2015	24
Crystal MOB	Crystal, MN	—	945	11,862	187	945	12,049	12,994	(2,266)	2012	1/22/2015	47
Savage MOB	Savage, MN	—	1,281	10,021	497	1,281	10,518	11,799	(2,087)	2011	1/22/2015	48
Dell MOB	Chanhassen, MN	—	800	4,520	205	800	4,725	5,525	(1,040)	2008	1/22/2015	43
Methodist Sports	Greenwood, IN	—	1,050	8,556	—	1,050	8,556	9,606	(2,157)	2008	1/28/2015	33
Vadnais Heights MOB	Vadnais Heights, MN	—	2,751	12,233	239	2,751	12,472	15,223	(2,651)	2013	1/29/2015	43
Minnetonka MOB	Minnetonka, MN	—	1,770	19,797	154	1,770	19,951	21,721	(3,967)	2014	2/5/2015	49
Jamestown	Jamestown, ND	—	656	9,440	387	656	9,827	10,483	(2,317)	2013	2/5/2015	43
Indiana American 3	Greenwood, IN	—	862	6,901	1,988	862	8,889	9,751	(2,362)	2008	2/13/2015	38
Indiana American 2	Greenwood, IN	—	741	1,846	943	741	2,789	3,530	(893)	2001	2/13/2015	31

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

(dollars in thousands)

			Initial Cost to Company		Cost Capitalized	Gross Amount at Which Carried as of Close of Period						Life on Which Building Depreciation in
Description	Location	Encumbrances	Land	Buildings and Improvements	Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Income Statement is Computed
Indiana American 4	Greenwood, IN	—	771	1,928	364	771	2,292	3,063	(775)	2001	2/13/2015	31
8920 Southpointe	Indianapolis, IN	—	563	1,741	910	563	2,651	3,214	(1,110)	1993	2/13/2015	27
Minnesota Eye MOB	Minnetonka, MN	—	1,143	7,470	—	1,143	7,470	8,613	(1,585)	2014	2/17/2015	44
Baylor Cancer Center- Carrollton	Dallas, TX	—	855	6,007	104	855	6,111	6,966	(1,200)	2001	2/27/2015	43
Bridgeport Medical Center	Lakewood, WA	—	1,397	10,435	1,006	1,397	11,441	12,838	(2,753)	2004	2/27/2015	35
Renaissance Office Building	Milwaukee, WI	—	1,379	4,182	7,977	1,379	12,159	13,538	(4,796)	1896	3/27/2015	15
Calkins 125	Rochester, NY	—	534	10,164	970	534	11,134	11,668	(2,954)	1997	3/31/2015	32
Calkins 200	Rochester, NY	—	210	3,317	75	210	3,392	3,602	(891)	2000	3/31/2015	38
Calkins 300	Rochester, NY	—	372	6,645	338	372	6,983	7,355	(1,554)	2002	3/31/2015	39
Calkins 400	Rochester, NY	—	353	8,226	803	353	9,029	9,382	(2,000)	2007	3/31/2015	39
Calkins 500	Rochester, NY	—	282	7,074	371	282	7,445	7,727	(1,679)	2008	3/31/2015	41
Premier Surgery Center of Louisville	Louisville, KY	—	1,106	5,437	—	1,106	5,437	6,543	(1,053)	2013	4/10/2015	43
Baton Rouge Surgery Center	Baton Rouge, LA	—	711	7,720	51	711	7,771	8,482	(1,801)	2003	4/15/2015	35
Healthpark Surgery Center	Grand Blanc, MI	—	—	17,624	307	—	17,931	17,931	(4,168)	2006	4/30/2015	36
University of Michigan Center for Specialty Care	Livonia, MI	—	2,200	8,627	359	2,200	8,986	11,186	(2,422)	1988	5/29/2015	30
Coon Rapids Medical Center	Coon Rapids, MN	—	607	5,857	632	607	6,489	7,096	(1,505)	2007	6/1/2015	35
Premier RPM	Bloomington, IN	—	872	10,537	—	942	10,537	11,479	(2,142)	2008	6/5/2015	39
Palm Beach ASC	Palm Beach, FL	—	2,576	7,675	—	2,576	7,675	10,251	(1,521)	2003	6/26/2015	40
Hillside Medical Center	Hanover, PA	—	812	13,217	411	812	13,628	14,440	(3,143)	2003	6/30/2015	35
Randall Road MOB	Elgin, IL	—	1,124	15,404	1,761	1,124	17,165	18,289	(3,381)	2006	6/30/2015	38
JFK Medical Center MOB	Atlantis, FL	—	—	7,560	6	—	7,566	7,566	(1,662)	2002	7/24/2015	37
Grove City Health Center	Grove City, OH	—	1,363	8,516	203	1,363	8,719	10,082	(1,956)	2001	7/31/2015	37
Trios Health MOB	Kennewick, WA	—	1,492	55,178	3,795	1,492	58,973	60,465	(9,905)	2015	7/31/2015	45
Abrazo Scottsdale MOB	Phoenix, AZ	—	—	25,893	1,068	—	26,961	26,961	(5,217)	2004	8/14/2015	43
Avondale MOB	Avondale, AZ	—	1,818	18,108	947	1,818	19,055	20,873	(3,280)	2006	8/19/2015	45
Palm Valley MOB	Goodyear, AZ	—	2,666	28,655	1,199	2,666	29,854	32,520	(5,516)	2006	8/19/2015	43
North Mountain MOB	Phoenix, AZ	—	—	42,877	3,811	—	46,688	46,688	(8,147)	2008	8/31/2015	47
Katy Medical Complex	Katy, TX	—	822	6,797	192	822	6,989	7,811	(1,392)	2005	9/1/2015	39
Katy Medical Complex Surgery Center	Katy, TX	—	1,560	25,601	528	1,560	26,129	27,689	(5,020)	2006	9/1/2015	40
New Albany Medical Center	New Albany, OH	—	1,600	8,505	2,569	1,600	11,074	12,674	(2,508)	2005	9/9/2015	37
Fountain Hills Medical Campus	Fountain Hills, AZ	—	2,593	7,635	1,077	2,593	8,712	11,305	(1,814)	1995	9/30/2015	39
Fairhope MOB	Fairhope, AL	—	640	5,227	1,655	640	6,882	7,522	(1,579)	2005	10/13/2015	38
Foley MOB	Foley, AL	—	365	732	—	365	732	1,097	(155)	1997	10/13/2015	40
Foley Venture	Foley, AL	—	420	1,118	339	420	1,457	1,877	(386)	2002	10/13/2015	38
North Okaloosa MOB	Crestview, FL	—	190	1,010	—	190	1,010	1,200	(196)	2005	10/13/2015	41
Commons on North Davis	Pensacola, FL	—	380	1,237	—	380	1,237	1,617	(243)	2009	10/13/2015	41
Sorrento Road MOB	Pensacola, FL	—	170	894	5	170	899	1,069	(177)	2010	10/13/2015	41
Panama City Beach MOB	Panama City, FL	—	—	739	26	—	765	765	(140)	2012	10/13/2015	42
Perdido Medical Park	Pensacola, FL	—	100	1,147	—	100	1,147	1,247	(222)	2010	10/13/2015	41
Ft. Walton Beach MOB	Ft. Walton Beach, FL	—	230	914	—	230	914	1,144	(203)	1979	10/13/2015	35
Panama City MOB	Panama City, FL	—	—	661	39	—	700	700	(154)	2003	10/13/2015	38
Pensacola MOB	Pensacola, FL	—	220	1,685	78	220	1,763	1,983	(346)	2001	10/13/2015	39
Arete Surgical Center	Johnstown, CO	—	399	6,667	—	399	6,667	7,066	(1,115)	2013	10/19/2015	45
Cambridge Professional Center	Waldorf, MD	—	590	8,520	897	590	9,417	10,007	(2,122)	1999	10/30/2015	35
HonorHealth - 44th Street MOB	Phoenix, AZ	—	515	3,884	1,354	515	5,238	5,753	(1,612)	1988	11/13/2015	28
Mercy Medical Center	Fenton, MO	—	1,201	6,778	407	1,201	7,185	8,386	(1,332)	1999	12/1/2015	40
8 C1TY Blvd	Nashville, TN	—	1,555	39,713	621	1,555	40,334	41,889	(6,329)	2015	12/17/2015	45
Treasure Coast Center for Surgery	Stuart, FL	—	380	5,064	70	380	5,134	5,514	(865)	2013	2/1/2016	42
Park Nicollet Clinic	Chanhassen, MN	—	1,941	14,555	138	1,941	14,693	16,634	(2,742)	2005	2/8/2016	40
HEB Cancer Center	Bedford, TX	—	—	11,839	11	—	11,850	11,850	(1,978)	2014	2/12/2016	44
Riverview Medical Center	Lancaster, OH	—	1,313	10,243	1,370	1,313	11,613	12,926	(2,577)	1997	2/26/2016	33
St. Luke's Cornwall MOB	Cornwall, NY	—	—	13,017	151	—	13,168	13,168	(2,765)	2006	2/26/2016	35
HonorHealth - Glendale	Glendale, AZ	—	1,770	8,089	—	1,770	8,089	9,859	(1,313)	2015	3/15/2016	45
Columbia MOB	Hudson, NY	—	—	16,550	47	—	16,597	16,597	(3,243)	2006	3/21/2016	35
St Vincent POB 1	Birmingham, AL	—	—	10,172	837	—	11,009	11,009	(5,065)	1975	3/23/2016	15
Emerson Medical Building	Creve Coeur, MO	—	1,590	9,853	324	1,590	10,177	11,767	(2,134)	1989	3/24/2016	35
Eye Associates of NM - Santa Fe	Santa Fe, NM	—	900	6,604	—	900	6,604	7,504	(1,363)	2002	3/31/2016	35
Eye Associates of NM - Albuquerque	Albuquerque, NM	—	1,020	7,832	13	1,020	7,845	8,865	(1,442)	2007	3/31/2016	40
Gardendale Surgery Center	Gardendale, AL	—	200	5,732	—	200	5,732	5,932	(965)	2011	4/11/2016	42
M Health Fairview - Curve Crest	Stillwater, MN	—	409	3,279	—	409	3,279	3,688	(570)	2011	4/14/2016	43
M Health Fairview - Victor Gardens	Hugo, MN	—	572	4,400	70	572	4,470	5,042	(830)	2008	4/14/2016	41
Cardwell Professional Building	Lufkin, TX	—	—	8,348	575	—	8,923	8,923	(1,567)	1999	5/11/2016	42
Dacono Neighborhood Health Clinic	Dacono, CO	—	2,258	2,911	20	2,258	2,931	5,189	(699)	2014	5/11/2016	44

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

(dollars in thousands)

			Initial Cost to Company		Cost Capitalized Subsequent	Gross Amount at Which Carried as of Close of Period						Life on Which Building Depreciation in
Description	Location	Encumbrances	Land	Buildings and Improvements	to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Income Statement is Computed
Grand Island Specialty Clinic	Grand Island, NE	—	102	2,802	202	102	3,004	3,106	(590)	1978	5/11/2016	42
Hot Springs Village Office Building	Hot Springs Village, AR	—	305	3,309	119	305	3,428	3,733	(870)	1988	5/11/2016	30
UofL Health - East	Louisville, KY	—	—	81,248	368	—	81,616	81,616	(12,679)	2003	5/11/2016	45
UofL Health - South	Shepherdsville, KY	—	—	15,861	235	—	16,096	16,096	(3,215)	2005	5/11/2016	39
UofL Health - Plaza I	Louisville, KY	—	—	8,808	707	—	9,515	9,515	(2,009)	1970	5/11/2016	35
UofL Health - Plaza II	Louisville, KY	—	—	5,216	2,557	—	7,773	7,773	(2,750)	1964	5/11/2016	15
UofL Health - OCC	Louisville, KY	—	—	35,703	2,251	—	37,954	37,954	(7,328)	1985	5/11/2016	34
Lexington Surgery Center	Lexington, KY	—	1,229	18,914	675	1,229	19,589	20,818	(4,436)	2000	5/11/2016	30
Medical Arts Pavilion	Lufkin, TX	—	—	6,215	1,155	—	7,370	7,370	(1,660)	2004	5/11/2016	33
Memorial Outpatient Therapy Center	Lufkin, TX	—	—	4,808	100	—	4,908	4,908	(845)	1990	5/11/2016	45
Midlands Two Professional Center	Papillion, NE	—	—	587	1,137	—	1,724	1,724	(779)	1976	5/11/2016	5
Parkview MOB	Little Rock, AR	—	705	4,343	76	705	4,419	5,124	(950)	1988	5/11/2016	35
Peak One ASC	Frisco, CO	—	—	5,763	317	—	6,080	6,080	(1,015)	2006	5/11/2016	44
Physicians Medical Center	Tacoma, WA	—	—	5,862	3,227	—	9,089	9,089	(1,933)	1977	5/11/2016	27
St. Alexius - Minot Medical Plaza	Minot, ND	—	—	26,078	107	—	26,185	26,185	(4,111)	2015	5/11/2016	49
St. Clare Medical Pavilion	Lakewood, WA	—	—	9,005	534	—	9,539	9,539	(2,220)	1989	5/11/2016	33
St. Joseph Medical Pavilion	Tacoma, WA	—	—	11,497	648	—	12,145	12,145	(2,439)	1989	5/11/2016	35
St. Joseph Office Park	Lexington, KY	—	3,722	12,675	5,391	3,722	18,066	21,788	(7,473)	1992	5/11/2016	14
UofL Health - Mary & Elizabeth MOB II	Louisville, KY	—	—	5,587	679	—	6,266	6,266	(1,182)	1979	5/11/2016	34
UofL Health - Mary & Elizabeth MOB III	Louisville, KY	—	—	383	497	—	880	880	(576)	1974	5/11/2016	2
Thornton Neighborhood Health Clinic	Thornton, CO	—	1,609	2,287	1,679	1,609	3,966	5,575	(1,001)	2014	5/11/2016	43
St. Francis MOB	Federal Way, WA	—	—	12,817	74	—	12,891	12,891	(2,579)	1987	6/2/2016	38
Children's Wisconsin - Brookfield	Milwaukee, WI	—	476	4,897	—	476	4,897	5,373	(818)	2016	6/3/2016	45
UofL Health - South MOB	Shepherdsville, KY	—	27	3,827	30	27	3,857	3,884	(638)	2006	6/8/2016	40
Good Samaritan North Annex Building	Kearney, NE	—	—	2,734	—	—	2,734	2,734	(548)	1984	6/28/2016	37
NE Heart Institute Medical Building	Lincoln, NE	—	—	19,738	199	—	19,937	19,937	(2,764)	2004	6/28/2016	47
St. Vincent West MOB	Little Rock, AR	—	—	13,453	—	—	13,453	13,453	(1,939)	2012	6/29/2016	49
Meridan	Englewood, CO	—	1,608	15,774	137	1,608	15,911	17,519	(3,142)	2002	6/29/2016	38
UofL Health - Mary & Elizabeth MOB I	Louisville, KY	—	—	8,774	1,134	—	9,908	9,908	(2,553)	1991	6/29/2016	25
St. Alexius - Medical Arts Pavilion	Bismarck, ND	—	—	12,902	959	—	13,861	13,861	(2,802)	1974	6/29/2016	32
St. Alexius - Mandan Clinic	Mandan, ND	—	708	7,700	283	708	7,983	8,691	(1,356)	2014	6/29/2016	43
St. Alexius - Orthopaedic Center	Bismarck, ND	—	—	13,881	1,188	—	15,069	15,069	(2,629)	1997	6/29/2016	39
St. Alexius - Rehab Center	Bismarck, ND	—	—	5,920	607	—	6,527	6,527	(1,721)	1997	6/29/2016	25
St. Alexius - Tech & Ed	Bismarck, ND	—	—	16,688	418	—	17,106	17,106	(2,998)	2011	6/29/2016	38
Good Samaritan MOB	Kearney, NE	—	—	24,154	2,700	—	26,854	26,854	(3,916)	1999	6/29/2016	45
Lakeside Two Professional Center	Omaha, NE	—	—	13,358	2,115	—	15,473	15,473	(2,634)	2000	6/29/2016	38
Lakeside Wellness Center	Omaha, NE	—	—	10,177	438	—	10,615	10,615	(1,839)	2000	6/29/2016	39
McAuley Center	Omaha, NE	—	1,427	17,020	978	1,427	17,998	19,425	(4,156)	1988	6/29/2016	30
Memorial Health Center	Grand Island, NE	—	—	33,967	3,492	—	37,459	37,459	(6,983)	1955	6/29/2016	35
Missionary Ridge MOB	Chattanooga, TN	—	—	7,223	3,730	—	10,953	10,953	(5,611)	1976	6/29/2016	10
Pilot Medical Center	Birmingham, AL	—	1,419	14,528	99	1,419	14,627	16,046	(2,888)	2005	6/29/2016	35
St. Joseph Medical Clinic	Tacoma, WA	—	—	16,427	599	—	17,026	17,026	(3,616)	1991	6/30/2016	30
Woodlands Medical Arts Center	The Woodlands, TX	—	—	19,168	3,289	—	22,457	22,457	(4,687)	2001	6/30/2016	35
FESC MOB	Tacoma, WA	—	—	12,702	324	—	13,026	13,026	(4,216)	1980	6/30/2016	22
PrairieCare MOB	Maplewood, MN	—	525	3,099	—	525	3,099	3,624	(492)	2016	7/6/2016	45
Springwoods MOB	Spring, TX	—	3,821	14,830	5,029	3,821	19,859	23,680	(4,979)	2015	7/21/2016	44
Unity ASC, Imaging & MOB	West Lafayette, IN	—	960	9,991	—	960	9,991	10,951	(1,945)	2001	8/8/2016	35
Unity Medical Pavilion	West Lafayette, IN	—	1,070	12,454	—	1,070	12,454	13,524	(2,423)	2001	8/8/2016	35
Unity Faith, Hope & Love	West Lafayette, IN	—	280	1,862	—	280	1,862	2,142	(363)	2001	8/8/2016	35
Unity Immediate Care and OCC	West Lafayette, IN	—	300	1,833	—	300	1,833	2,133	(342)	2004	8/8/2016	37
Medical Village at Maitland	Orlando, FL	—	2,393	18,543	367	2,393	18,910	21,303	(2,980)	2006	8/23/2016	44
Tri-State Orthopaedics MOB	Evansville, IN	—	1,580	14,162	—	1,580	14,162	15,742	(2,627)	2004	8/30/2016	37
Maury Regional Health Complex	Spring Hill, TN	—	—	15,619	507	—	16,126	16,126	(2,678)	2012	9/30/2016	41
Spring Ridge Medical Center	Wyomissing, PA	—	28	4,943	23	28	4,966	4,994	(888)	2002	9/30/2016	37
Doctors Community Hospital POB	Lanham, MD	—	—	23,034	143	—	23,177	23,177	(3,044)	2009	9/30/2016	48
Gig Harbor Medical Pavilion	Gig Harbor, WA	—	—	4,791	2,245	—	7,036	7,036	(1,712)	1991	9/30/2016	30
Midlands One Professional Center	Papillion, NE	—	—	14,922	102	—	15,024	15,024	(2,538)	2010	9/30/2016	37
Northwest Michigan Surgery Center	Traverse City, MI	—	2,748	30,005	—	2,748	30,005	32,753	(4,805)	2004	10/28/2016	40
Northeast Medical Center	Fayetteville, NY	—	4,011	25,564	1,003	4,011	26,567	30,578	(5,915)	1998	11/23/2016	33
North Medical Center	Liverpool, NY	—	1,337	18,680	1,056	1,337	19,736	21,073	(3,850)	1989	11/23/2016	35
Cincinnati Eye Institute	Cincinnati, OH	—	2,050	32,546	—	2,050	32,546	34,596	(5,989)	1985	11/23/2016	35
HonorHealth - Scottsdale MOB	Scottsdale, AZ	—	3,340	4,288	5,811	3,340	10,099	13,439	(2,005)	2000	12/2/2016	45

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

(dollars in thousands)

			Initial Cost to Company		Cost Capitalized	Gross Amount at Which Carried as of Close of Period						Life on Which Building Depreciation in
Description	Location	Encumbrances	Land	Buildings and Improvements	Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Income Statement is Computed
Fox Valley Hematology & Oncology	Appleton, WI	—	1,590	26,666	—	1,590	26,666	28,256	(3,882)	2015	12/8/2016	44
Flower Mound MOB	Flower Mound, TX	—	1,945	8,312	67	1,945	8,379	10,324	(1,299)	2011	12/16/2016	43
Carrollton MOB	Flower Mound, TX	—	2,183	10,461	120	2,183	10,581	12,764	(1,740)	2002	12/16/2016	40
HonorHealth - Scottsdale IRF	Scottsdale, AZ	—	—	19,331	—	—	19,331	19,331	(2,889)	2000	12/22/2016	42
Orthopedic Associates	Flower Mound, TX	—	2,915	12,791	242	2,915	13,033	15,948	(1,933)	2011	1/5/2017	43
Medical Arts Center at Hartford	Plainville, CT	—	1,499	24,627	932	1,499	25,559	27,058	(3,798)	2015	1/11/2017	44
CareMount Medical - Lake Katrine MOB	Lake Katrine, NY	23,726	1,941	27,434	—	1,941	27,434	29,375	(4,106)	2013	2/14/2017	42
CareMount Medical - Rhinebeck MOB	Rhinebeck, NY	—	869	12,220	—	869	12,220	13,089	(1,907)	1965	2/14/2017	41
Monterey Medical Center	Stuart, FL	—	2,292	13,376	696	2,292	14,072	16,364	(2,294)	2003	3/7/2017	37
Creighton University Medical Center	Omaha, NE	—	—	32,487	—	—	32,487	32,487	(4,028)	2017	3/28/2017	49
Strictly Pediatrics Specialty Center	Austin, TX	—	4,457	62,527	1,189	4,457	63,716	68,173	(9,584)	2006	3/31/2017	40
MedStar Stephen's Crossing	Brandywine, MD	—	1,975	14,810	65	1,975	14,875	16,850	(2,099)	2015	6/16/2017	43
Health Clinic Building	Omaha, NE	—	—	50,177	16	—	50,193	50,193	(5,701)	2017	6/29/2017	49
Family Medical Center	Little Falls, MN	—	—	4,944	9,608	—	14,552	14,552	(1,942)	1990	6/29/2017	30
Craven-Hagan Clinic	Williston, ND	—	—	8,739	1,988	—	10,727	10,727	(1,536)	1984	6/29/2017	40
Chattanooga Heart Institute	Chattanooga, TN	—	—	18,639	1,101	—	19,740	19,740	(3,156)	1993	6/29/2017	37
St. Vincent Mercy Heart and Vascular Center	Hot Springs, AR	—	—	11,688	6	—	11,694	11,694	(1,599)	1998	6/29/2017	45
South Campus MOB	Hot Springs, AR	—	—	13,369	1,208	—	14,577	14,577	(2,002)	2009	6/29/2017	42
St. Vincent Mercy Cancer Center	Hot Springs, AR	—	—	5,090	180	—	5,270	5,270	(828)	2001	6/29/2017	39
St. Joseph Professional Office Building	Bryan, TX	—	—	11,169	588	—	11,757	11,757	(1,477)	1996	6/29/2017	46
St. Vincent Carmel Women's Center	Carmel, IN	—	—	31,720	620	—	32,340	32,340	(3,903)	2014	6/29/2017	48
St. Vincent Fishers Medical Center	Fishers, IN	—	—	62,870	1,694	—	64,564	64,564	(8,356)	2008	6/29/2017	45
Baylor Charles A. Sammons Cancer Center	Dallas, TX	—	—	256,886	2,643	—	259,529	259,529	(33,763)	2011	6/30/2017	43
Orthopedic & Sports Institute of the Fox Valley	Appleton, WI	—	2,003	26,394	100	2,003	26,494	28,497	(3,889)	2005	6/30/2017	40
Clearview Cancer Institute	Huntsville, AL	—	2,736	43,220	246	2,736	43,466	46,202	(7,211)	2006	8/4/2017	34
Northside Cherokee-Town Lake MOB	Atlanta, GA	—	—	30,627	1,667	—	32,294	32,294	(4,718)	2013	8/15/2017	46
HonorHealth - Mesa	Mesa, AZ	—	362	3,059	8	362	3,067	3,429	(422)	2013	8/15/2017	43
Little Falls Orthopedics	Little Falls, MN	—	246	1,977	146	246	2,123	2,369	(665)	1999	8/24/2017	28
Unity Specialty Center	Little Falls, MN	—	—	2,885	998	—	3,883	3,883	(1,446)	1959	8/24/2017	15
Immanuel One Professional Center	Omaha, NE	—	—	16,598	995	—	17,593	17,593	(2,948)	1993	8/24/2017	35
SJRHC Cancer Center	Bryan, TX	—	—	5,065	918	—	5,983	5,983	(920)	1997	8/24/2017	40
St. Vincent Women's Center	Hot Springs, AR	—	—	4,789	225	—	5,014	5,014	(743)	2001	8/31/2017	40
Legends Park MOB & ASC	Midland, TX	—	1,658	24,178	—	1,658	24,178	25,836	(3,108)	2003	9/27/2017	44
Franklin MOB & ASC	Franklin, TN	—	1,001	7,902	—	1,001	7,902	8,903	(1,024)	2014	10/12/2017	42
Eagle Point MOB	Lake Elmo, MN	—	1,011	9,009	8	1,011	9,017	10,028	(1,116)	2015	10/31/2017	48
Edina East MOB	Edina, MN	—	2,360	4,135	772	2,360	4,907	7,267	(993)	1962	10/31/2017	30
Northside Center Pointe	Atlanta, GA	—	—	118,430	9,260	—	127,690	127,690	(21,429)	2009	11/10/2017	31
Gwinnett 500 Building	Lawrenceville, GA	—	—	22,753	1,555	—	24,308	24,308	(2,958)	1995	11/17/2017	45
Hudgens Professional Building	Duluth, GA	—	—	21,779	1,283	—	23,062	23,062	(3,196)	1994	11/17/2017	40
St. Vincent Building	Indianapolis, IN	—	5,854	42,382	5,718	5,854	48,100	53,954	(7,784)	2007	11/17/2017	45
Gwinnett Physicians Center	Lawrenceville, GA	—	—	48,304	1,271	—	49,575	49,575	(5,735)	2010	12/1/2017	47
Apple Valley Medical Center	Apple Valley, MN	—	1,587	14,929	2,875	1,587	17,804	19,391	(3,425)	1974	12/18/2017	33
Desert Cove MOB	Scottsdale, AZ	—	1,689	5,207	—	1,689	5,207	6,896	(739)	1991	12/18/2017	38
Westgate MOB	Glendale, AZ	—	—	13,379	2,101	—	15,480	15,480	(2,482)	2016	12/21/2017	45
M Health Fairview Clinics and Specialty Center - Maplewood	Maplewood, MN	—	3,292	57,390	5,069	3,292	62,459	65,751	(7,218)	2017	1/9/2018	45
Lee's Hill Medical Plaza	Fredericksburg, VA	—	1,052	24,790	592	1,052	25,382	26,434	(3,283)	2006	1/23/2018	40
HMG Medical Plaza	Kingsport, TN	—	—	64,204	—	—	64,204	64,204	(7,983)	2010	4/3/2018	40
Jacksonville MedPlex (Building B)	Jacksonville, FL	—	3,259	5,988	632	3,259	6,620	9,879	(931)	2010	7/26/2018	37
Jacksonville MedPlex (Building C)	Jacksonville, FL	—	2,168	6,467	296	2,168	6,763	8,931	(789)	2010	7/26/2018	40
Northside Medical Midtown	Atlanta, GA	—	—	55,483	8,678	—	64,161	64,161	(6,065)	2018	9/14/2018	50
Doctors United ASC	Pasadena, TX	—	1,603	11,827	—	1,603	11,827	13,430	(980)	2018	4/4/2019	54
Atlanta Medical Condominium Investments	Atlanta, GA	—	4,648	2,201	1,668	4,648	3,869	8,517	(734)	1986	6/28/2019	30
Rockwall II MOB	Rockwall, TX	—	—	19,904	1,190	—	21,094	21,094	(1,802)	2017	7/26/2019	44
Shell Ridge Plaza - Bldg 106	Walnut Creek, CA	—	1,296	9,007	16	1,296	9,023	10,319	(1,070)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 108	Walnut Creek, CA	—	1,105	2,600	19	1,105	2,619	3,724	(318)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 110	Walnut Creek, CA	—	1,105	2,786	—	1,105	2,786	3,891	(337)	1984	9/27/2019	30
Shell Ridge Plaza - Bldg 112	Walnut Creek, CA	—	3,097	9,639	8	3,097	9,647	12,744	(1,363)	1984	9/27/2019	25
Shell Ridge Plaza - Bldg 114	Walnut Creek, CA	—	1,392	4,624	—	1,392	4,624	6,016	(429)	1984	9/27/2019	40
ProHealth MOB	Manchester, CT	—	1,032	9,418	2	1,032	9,420	10,452	(857)	2012	10/15/2019	38
Murdock Surgery Center	Port Charlotte, FL	—	1,643	9,527	4	1,643	9,531	11,174	(883)	2006	12/2/2019	35
Westerville MOB	Westerville, OH	—	995	7,713	2,517	995	10,230	11,225	(1,214)	2003	2/28/2020	35

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

(dollars in thousands)

			Initial Cost to Company		Cost Capitalized	Gross Amount at Which Carried as of Close of Period						Life on Which Building Depreciation in
Description	Location	Encumbrances	Land	Buildings and Improvements	Subsequent to Acquisitions	Land	Buildings and Improvements	Total (1)	Accumulated Depreciation	Year Built	Date Acquired	Income Statement is Computed
TOPA Fort Worth	Fort Worth, TX	—	—	42,753	1,532	—	44,285	44,285	(3,290)	2017	3/16/2020	39
Ascension St. Vincent Cancer Center	Newburgh, IN	—	1,031	16,319	—	1,031	16,319	17,350	(1,119)	2008	9/11/2020	36
Health Center at Easton	Easton, PA	—	952	13,375	80	952	13,455	14,407	(837)	2017	11/23/2020	38
Hartford HealthCare Cancer Center	Manchester, CT	—	1,603	14,487	—	1,603	14,487	16,090	(827)	2017	12/8/2020	39
Sacred Heart Summit Medical Office and ASC	Pensacola, FL	—	2,119	27,334	27	2,119	27,361	29,480	(1,506)	2020	12/18/2020	40
Westerville II MOB	Westerville, OH	—	606	4,133	630	606	4,763	5,369	(337)	2003	12/23/2020	31
AdventHealth Wesley Chapel MOB II	Wesley Chapel, FL	—	—	32,958	5,670	—	38,628	38,628	(1,566)	2021	4/21/2021	40
TOPA Denton	Denton, TX	—	2,256	11,211	—	2,256	11,211	13,467	(501)	2019	6/11/2021	38
Allegheny West Mifflin Medical Building	West Mifflin, PA	—	967	5,930	—	967	5,930	6,897	(337)	1992	8/30/2021	27
Forsgate Cancer Center	Monroe Township, NJ	—	1,986	8,170	—	1,986	8,170	10,156	(436)	1992	8/30/2021	28
Mill Run Medical Center I	Hilliard, OH	—	812	4,597	82	812	4,679	5,491	(231)	1998	8/30/2021	31
Mill Run Medical Center II	Hilliard, OH	—	2,802	15,288	—	2,802	15,288	18,090	(757)	1998	8/30/2021	31
New Britain Medical Building	Plainville, CT	—	1,209	6,798	47	1,209	6,845	8,054	(350)	1998	8/30/2021	29
HonorHealth - Sonoran MOB	Phoenix, AZ	—	—	26,347	2	—	26,349	26,349	(919)	2020	9/23/2021	40
Eden Hill Medical Center	Dover, DE	36,050	—	48,686	546	—	49,232	49,232	(2,576)	2008	10/15/2021	25
HonorHealth - Neuroscience Institute	Scottsdale, AZ	—	—	53,452	8	—	53,460	53,460	(1,752)	2021	10/27/2021	40
University of Florida Health North MOB	Jacksonville, FL	60,000	—	148,419	233	—	148,652	148,652	(4,398)	2015	12/20/2021	38
TGH Brandon Healthplex	Tampa, FL	—	—	66,864	469	—	67,333	67,333	(1,965)	2017	12/20/2021	38
Yulee MOB	Yulee, FL	—	—	17,286	28	—	17,314	17,314	(499)	2020	12/20/2021	39
James Devin Moncus Medical Building	Lafayette, LA	—	—	28,739	44	—	28,783	28,783	(942)	2010	12/20/2021	36
Bay City MOB	Bay City, MI	—	—	31,649	467	—	32,116	32,116	(994)	2016	12/20/2021	36
Beaumont Grosse Pointe MOB	Grosse Pointe, MI	—	—	21,883	316	—	22,199	22,199	(685)	2016	12/20/2021	38
Burns POB	Petoskey, MI	—	—	44,152	1,106	—	45,258	45,258	(1,555)	1993	12/20/2021	32
Beaumont Health & Wellness Center	Rochester Hills, MI	—	—	40,849	457	—	41,306	41,306	(1,312)	2011	12/20/2021	36
Beaumont POB	Sterling Heights, MI	—	—	39,501	540	—	40,041	40,041	(1,373)	2009	12/20/2021	36
Hospital Hill MOB I	Kansas City, MO	—	—	—	—	—	—	—	—	2015	12/20/2021	0
Jackson Baptist Medical Center - Belhaven	Jackson, MS	20,000	—	56,424	271	—	56,695	56,695	(1,817)	2013	12/20/2021	37
Old Bridge Medical Office Building	Old Bridge, NJ	20,000	—	65,290	101	—	65,391	65,391	(2,044)	2014	12/20/2021	36
Saint Vincent MOB	Erie, PA	—	—	39,833	58	—	39,891	39,891	(1,210)	2007	12/20/2021	36
Riverside MOB	Hampton, VA	—	4,808	24,502	43	4,808	24,545	29,353	(1,030)	2007	12/20/2021	29
New Albany Medical Center II	New Albany, OH	—	1,400	23,098	232	1,400	23,330	24,730	(543)	2010	4/26/2022	36
Calko Medical Center	Brooklyn, NY	—	7,685	67,568	49	7,685	67,617	75,302	(525)	2013	9/9/2022	43
		$164,929	$241,489	$4,538,396	$228,521	$241,559	$4,766,917	$5,008,476	$(725,149)

(1) Excludes acquired lease intangibles.

Physicians Realty Trust

Schedule III – Real Estate and Accumulated Depreciation

December 31, 2022

The aggregate cost for federal income tax purposes of the real estate as of December 31, 2022 is $5.2 billion, with accumulated tax depreciation of $0.8 billion. The cost, net of accumulated depreciation, is approximately $4.4 billion (unaudited).

The cost capitalized subsequent to acquisition is net of dispositions.

The changes in total real estate for the years ended December 31, 2022, 2021, and 2020 are as follows (in thousands):

	Year Ended December 31,
	2022	2021	2020
Balance as of the beginning of the year	$4,934,032	$4,129,562	$3,979,481
Acquisitions	107,693	856,088	137,434
Additions	41,951	31,731	33,701
Impairment	—	(340)	(4,860)
Real estate held for sale	—	(2,282)	—
Dispositions	(75,200)	(80,727)	(16,194)
Balance as of the end of the year	$5,008,476	$4,934,032	$4,129,562

The changes in accumulated depreciation for the years ended December 31, 2022, 2021, and 2020 are as follows (in thousands):

	Year Ended December 31,
	2022	2021	2020
Balance as of the beginning of the year	$594,714	$492,660	$382,833
Depreciation	142,225	119,901	113,146
Real estate held for sale	—	318	—
Dispositions	(11,790)	(18,165)	(3,319)
Balance as of the end of the year	$725,149	$594,714	$492,660

Physicians Realty Trust

Schedule IV – Mortgage Loans on Real Estate

December 31, 2022

						(in thousands)
Description	Interest Rate	Fixed / Variable	Final Maturity Date		Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest
First mortgages relating to 1 property located in:
El Paso, TX	14.0%	Fixed	2023		(1)	$—	$27,600	$28,482	$—
Davie, FL	5.0%	Fixed	2023		(1)	—	8,657	8,656	—
Nashville, TN	9.1%	Fixed	2023		(2)	—	10,000	10,392	—
Roswell, GA	8.0%	Fixed	2025		(3)	—	4,075	4,084	—
Charlotte, NC	—%	Fixed	—	(4)	(5)	—	12,093	13,564	—
Construction loan relating to 1 property located in:
Fort Worth, TX	6.0%	Fixed	2023		(1)	—	9,452	9,451	—
						$—	$71,877	$74,629	$—

(1)	Interest is due monthly and outstanding principal and accrued interest is due at maturity.
(2)	Interest is due semi-annually and outstanding principal and accrued interest is due at maturity.

(3)	A portion of interest is due monthly with remaining interest added to the outstanding principal balance.

(4)	Principal balance and accrued interest is due on the sale of the mortgaged land, which, as of December 31, 2022, is under contract to be sold.

(5)	Monthly interest of 4.75% was added to the outstanding principal. As of October 2022, interest ceased to accrue, and the buyer under contract for sale of the mortgaged land is making monthly payments that are being applied to the outstanding balance and accrued interest.

	Year Ended December 31,
(in thousands)	2022	2021	2020
Reconciliation of mortgage loans:
Balance at beginning of year	$49,409	$66,586	$107,676
Additions:
New mortgage loans	22,732	7,323	10,000
Draws on existing mortgage loans	2,129	—	25,623
Interest added	376	980	802
Total additions	25,237	8,303	36,425

Deductions:
Collection of principal	—	(10,000)	—
Conversion of loan receivable in connection to the acquisition of investment property	—	(15,500)	(77,464)
Change in reserve for loan losses	(17)	20	(51)
Total deductions	(17)	(25,480)	(77,515)
Balance at end of year	$74,629	$49,409	$66,586